Exhibit 10.57

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

Execution Copy

Confidential

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (this “Agreement”), effective as of January 31, 2012 (the “Effective Date”), is entered into by and between Sangamo BioSciences, Inc., a company organized under the laws of Delaware and having a place of business at 501 Canal Blvd. Suite A100, Richmond, CA 94804 (“Sangamo”), and Shire AG, a company limited by shares organized under the laws of Switzerland, with its registered office at Business Park Terre-Bonne, Batiment A1, Ch. De Terre-Bonne 1, 1262 Eysins, Switzerland (“Shire”, and each of Shire and Sangamo, a “Party” or collectively the “Parties”), with respect to the following facts:

RECITALS

WHEREAS, Shire is a leading specialty biopharmaceutical company that has technology and expertise in developing and commercializing therapies for human genetic diseases.

WHEREAS, Sangamo has technology and expertise in the development of zinc finger DNA-binding protein/nuclease technology used for diagnostic and therapeutic purposes.

WHEREAS, Sangamo and Shire desire to engage in a collaborative research program to identify products and processes employing Sangamo’s zinc finger DNA-binding technology for treating certain diseases caused by particular monogenic defects, which can be advanced into human clinical trials and following regulatory approval, commercialized.

WHEREAS, Sangamo is willing to grant a license of certain of its technology to Shire to clinically develop and commercialize such products and processes, and Shire wishes to obtain such a license on the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the Parties agree as follows:

1	DEFINITIONS

For purposes of this Agreement, the terms set forth in this Article 1 shall have the respective meanings set forth below:

1.1 “Additional Targets” shall have the meaning set forth in Section 2.2.

1.2 “Affiliate” means, with respect to any person or entity, any other person or entity which controls, is controlled by, or is under common control with, such person or entity. For purposes of this Agreement, a person or entity shall be deemed to control an entity if it owns or controls, directly or indirectly, at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to direct the management and policies of such other entity.

1.3 “Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates.

1.4 “Clinical Development Plan” means the description and time-line covering the specific activities to be performed by Shire to develop, after the first IND or CTA filing and up to Market Approval, a particular Shire ZF Product.

1.5 “CTA” means a clinical trial application filed with a competent European regulatory authority to support the authorization of a clinical trial on a medicinal product for human use.

1.6 “Commercially Reasonable Efforts” means:

(i) in the case of Sangamo, the efforts and resources typically used by biotechnology companies similar in size and scope to Sangamo to perform the obligation at issue;

(ii) in the case of Shire, the efforts and resources typically used by Shire and its Affiliates to perform the obligation at issue;

in each case, which efforts shall not be less than those efforts made with respect to other products at a similar stage of development or in a similar stage of product life, with similar developmental risk profiles, of similar market and commercial potential, taking into account the competitiveness of the market place, the proprietary position of the products, the regulatory structure involved, the profitability of the applicable products (taking into account payments to Sangamo under this Agreement) and other relevant factors. Commercially Reasonable Efforts requires that the Party: (a) promptly assign responsibility for such obligation to specific employee(s) who are held accountable for progress and monitor such progress on an on-going basis, (b) set and seek to achieve specific and meaningful objectives for carrying out such obligation, and (c) make and implement decisions and allocate resources designed to advance progress with respect to such objectives.

1.7 “CDA” shall have the meaning set forth in Section 1.8.

1.8 “Confidential Information” means all Know-How and other proprietary information (including information about any element of a Party’s technology or business) that is disclosed by a Party or its Affiliates or by any of the Party’s or its Affiliates’ employees or consultants (“the Disclosing Party”) to the other Party or its Affiliates or to any of the other Party’s or its Affiliates’ employees or consultants (“the Receiving Party”) except to the extent that the information: (a) as of the date of disclosure is demonstrably known to the Receiving Party, as shown by written documentation, other than by virtue of a prior confidential disclosure by the Disclosing Party, (b) as of the date of disclosure is in, or subsequently enters, the public domain, through no fault or omission of the Receiving Party or (c) as of the date of disclosure or thereafter is obtained by the Receiving Party from a Third Party free from any obligation of confidentiality to the Disclosing Party. Unless otherwise provided herein, all work product by either Party under this Agreement, including any Joint Technology, is deemed to be Confidential Information of each Party. The terms and conditions of this Agreement shall be considered Confidential Information of each Party. In addition, all confidential Know-How disclosed by either Party pursuant to that certain Confidential Disclosure Agreement between Shire Pharmaceuticals Inc. (an Affiliate of Shire) and its Affiliates and Sangamo dated [***] (the “CDA”) shall be deemed to be the disclosing Party’s Confidential Information hereunder (with the mutual understanding and agreement that any use or disclosure thereof that is authorized under Article 11 shall not be restricted by, or be deemed a violation of, the CDA).

1.9 “Control” or “Controlled” means the possession of the ability to grant a license, sublicense or [***] of Patent Rights, Know-How, or other tangible or intangible rights as provided for herein without violating the terms of any agreement or arrangement with any Third Party.

1.10 “Donor Nucleic Acid” means, with respect to a ZF Product, a nucleic acid that has been designed to be inserted, or is capable (in the form in existence in such ZF Product) of being inserted, in the location in the genome that is cleaved by the ZF Compound-associated nucleases in such ZF Product.

1.11 “Earned Royalties” shall have the meaning set forth in Section 9.4.

1.12 “Excluded Compound” shall have the meaning set forth in Subsection 5.2(c).

1.13 “Excluded Target” means a Target that: (a) during the [***] period after the Effective Date, is an Initial Excluded Target, or (b) commencing [***], (i) is subject to rights granted or intended to be granted to a Third Party pursuant [***] or (ii) is subject to a current and active [***] which Sangamo already has invested in direct expenses for such program at least [***], of which at least [***] is documented expenses for products or services provided by Third Parties. A direct expense pursuant to this Section 1.13 means an expense that (A) arises only after a [***], (B) is related to work undertaken [***], and (C) is a documented expense for products or services provided by [***] based upon the amount [***] program (which shall be calculated at the [***].

1.14 “Existing Third Party Licenses” means the agreements, entered into by Sangamo prior to the Effective Date, including any amendments thereto as of the Effective Date, pursuant to which Sangamo Controls Sangamo Licensed Technology. Such agreements existing as of the Effective Date are listed on Schedule 1.14. Notwithstanding the foregoing, Shire understands and acknowledges that the [***] Licenses (and hence are not listed in Schedule 1.14), and the licenses granted to Shire under Subsection 7.1(a) do not include sublicenses of any licenses received by Sangamo under such agreements.

1.15 “Existing Third Party Patent Rights” means Patent Rights licensed to Sangamo under Existing Third Party Licenses.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

1.16 “Extended Research Term” means any additional period of time added to the Initial Research Term pursuant to Section 3.9.

1.17 “FDA” means the Food and Drug Administration of the United States, or the successor thereto.

1.18 “Field” means: (a) with respect to a Shire ZF Product described in Subsection 1.73(a)(i) or (ii) or Subsection 1.73(b)(i) or (ii), [***] (b) with respect to a Shire ZF Product described in [***] that are [***] in connection with any [***] for which [***].

1.19 “First Commercial Sale” means, with respect to a particular Shire ZF Product, the first Net Sales in any country of such Shire ZF Product for any indication.

1.20 “First GLP Tox Studies” means, with respect to a Shire ZF Product or Shire Target, (1) GLP toxicology studies or (2) animal toxicology study the results of which are intended to be included in an IND or CTA, as designated in the Research Plan by the JSC, in each case (1) and (2) with respect to such Shire ZF Product or of any Shire ZF Product for such Shire Target, respectively.

1.21 “FTE” means a full time equivalent scientific person (with B.S., M.S. or Ph.D. level or equivalent degrees), working for a minimum of a total of [***] hours per year of scientific or other work and who is an employee of Sangamo working on the Research Program, or performing work directly related to and in support of, the Research Program, including recording and writing up results, reviewing literature and references, holding scientific discussions, and managing and leading scientific staff to the extent that such management and leading is directed to any work on, directly related to or in support of the Research Program.

1.22 “FTE Rate” shall have the meaning set forth in Subsection 3.6(d).

1.23 “Generic Product” means, with respect to a particular therapeutic Shire ZF Product in a particular country, a product on the market in such country commercialized by any Third Party that is not a Sublicensee of Shire or its Affiliates and that did not purchase such product in a chain of distribution that included any of Shire or its Affiliates or Sublicensees, that: (i) is approved, under any then-existing laws and regulations in the applicable country pertaining to approval of [***]; (ii) is otherwise recognized as a [***] interchangeable product [***]; (iii) is a [***] approved in such country for, or prescribed by [***], an indication that is [***] (iv) in the case where the [***] is in effect solely on the basis of [***] is any [***] for an indication that is the [***].

1.24 “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58 or the successor thereto, or comparable regulatory standards in jurisdictions outside the U.S.

1.25 “Infringement” shall have the meaning set forth in Subsection 10.3(a).

1.26 “IND” means an investigational new drug application filed with the FDA for approval to commence Phase I Clinical Trials or any successor to the FDA for equivalent purposes.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

1.27 “Initial Excluded Target” means the up to [***] provided by Sangamo to Marya Postner prior to the Effective Date and held in escrow by Marya Postner on behalf of Sangamo’s outside counsel Cooley LLP (or by another individual designated by Cooley LLP if Marya Postner becomes unavailable or is no longer affiliated with Cooley LLP), which list contains (i) [***] identified by [***] are subject to [***], existing prior [***], provided that the Initial Excluded Targets do not include the following [***], each as defined by Gene ID in the [***]. Shire acknowledges and agrees that in the event of a dispute, including litigation, between Sangamo and Shire with respect to the Initial Excluded Targets or the list held by Cooley LLP, [***] in connection with [***], and Shire shall [***] in connection with such a [***].

1.28 “Initial Research Term” means the six (6) year period following the Effective Date.

1.29 “Initial Targets” means the four (4) Targets identified on Schedule 1.29.

1.30 “JAMS Rules” shall have the meaning set forth in Subsection 3.10(c)(v).

1.31 “Joint Know-How” means Know-How that is conceived, discovered, invented, created, made or reduced to practice or tangible medium jointly by at least one employee of each of the Parties, their Affiliates, or their Subcontractors during the course of performing activities under this Agreement. For the avoidance of doubt, “Joint Know-How” does not include Patent Rights in the Joint Know-How.

1.32 “Joint Patent Rights” means any Patent Rights (i) claiming Joint Know-How and (ii) naming at least one inventor with [***] such Patent Rights to Shire (or a Shire Affiliate) and at least one inventor with [***] such Patent Rights to Sangamo (or a Sangamo Affiliate), with inventorship determined according to U.S. patent laws.

1.33 “Joint Steering Committee” or “JSC” means the scientific oversight committee comprised of representatives of Shire and Sangamo described in Article 4.

1.34 “Joint Technology” means the Joint Know-How and the Joint Patent Rights.

1.35 “Know-How” means intellectual property, data, results, pre-clinical and clinical protocols and study data, information, materials, compounds, inventions, know-how, formulas, trade secrets, techniques, methods, processes, procedures, and developments; except that “Know-How” does not include Patent Rights in the foregoing.

1.36 “Major European Country” means France, Germany, Italy, Spain or the United Kingdom.

1.37 “Marketing Approval” means, with respect to a particular country or territory, the approval of a new drug application, biologic license application (“BLA”), marketing authorization application (“MAA”) or similar approval required to sell a ZF Product in such country or territory, including, where required by applicable law, pricing and reimbursement approval and schedule classifications.

1.38 “Milestone Event” shall have the meaning set forth in Section 9.3.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

1.39 “Milestone Payment” shall have the meaning set forth in Section 9.3.

1.40 “Necessary to Obtain a License” shall have the meaning set forth in Subsection 10.4(b).

1.41 “Net Sales” means the gross amount invoiced for sales of Shire ZF Product(s), in arm’s length sales by Shire or its Affiliates or Sublicensees to Third Parties (“Gross Sales”), less:

(a) Normal and customary trade, cash and quantity discounts actually given, coupons actually taken, credits, price adjustments or allowances for damaged Shire ZF Products, returns or rejections of Shire ZF Products;

(b) Adjustments, allowances, credits, fees, reimbursements, chargeback payments and rebates (or the equivalent thereof) for the Shire ZF Products granted to group purchasing organisations or other buying groups, managed health care organisations, pharmacy benefit management companies, health maintenance organisations and any other providers of health insurance coverage, health care institutions (including hospitals) or other health care organisations, Third Party health care administrators or patient assistance or other similar programs, or to federal, state/provincial, local and other governments, including their agencies, or to wholesalers, distributors or other trade customers;

(c) Reasonable and customary freight, shipping insurance and other transportation expenses, each directly related to the sale of the Shire ZF Products (if actually borne by Shire, its Affiliates or Sublicensees without reimbursement from any Third Party);

(d) Distribution commissions/fees paid or payable to any Third Party providing distribution services to Shire, its Affiliates, or Sublicensees;

(e) Sales or excise taxes, tariffs and duties, including, without limitation, VAT and U.S. sales tax, and all other taxes and government charges related to the sale of Shire ZF Product, in each case to the extent that each such item is actually borne by Shire, its Affiliates, Sublicensees or distributors without reimbursement from any Third Party (but excluding taxes properly assessed or assessable against the income derived by Shire or its Affiliates from such sale);

(f) Actual bad debt expense (but not exceeding [***] of Net Sales); and

(g) Any item substantially similar in character or substance to any of the foregoing, which is permitted by US GAAP prevailing at the time and customary in the pharmaceutical industry at the time.

The transfer of Shire ZF Products by Shire or one of its Affiliates or Sublicensees to another Affiliate or Sublicensee shall not be considered Net Sales.

For the avoidance of doubt, disposal or use of Shire ZF Products in clinical trials, as free samples, or under compassionate use, patient assistance, named patient or test marketing programs or non-registrational studies or other similar programs or studies where the Shire ZF Product is supplied without charge, shall not be considered Net Sales or result in any Net Sales

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

under this Section 1.41. Nor shall any Shire ZF Products donated by a Party, its Affiliates or Sublicensees, to non-profit institutions or government agencies for a non-commercial purpose, result in any Net Sales. Similarly, any free Shire ZF Products which are supplied to a Third Party in conjunction with the offer for sale, or sale of any Shire ZF Product (in an amount customary in the industry), will not result in any Net Sales of such free goods. The use of a Shire ZF Product by a Party, its Affiliates or Sublicensees for research and development purposes shall not result in any Net Sales. For clarity, there shall be no limit on the quantity of Shire ZF Products which may be used in clinical trials. Such amounts shall be determined from the books and records of Shire maintained in accordance with US GAAP, consistently applied.

In the event any Shire ZF Product is sold as part of a combination product (being a product containing both a Shire ZF Product and one or more other active ingredients, or a product in which both a Shire ZF Product and one or more other active ingredients are packaged, in each case where such other active ingredients are not part of or used to implement any zinc finger technology (e.g., vectors for delivering ZF Compounds or Donor Nucleic Acids whose insertion is accomplished in part using ZF Compounds are not considered other active ingredients)), the Net Sales from the combination product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the combination product (as defined in the standard Net Sales definition), during the applicable royalty reporting period, by the fraction, A/(A+B), where A is the average per unit sale price of Shire ZF Product when sold separately as a stand-alone ZF Product in finished form in the country in which the combination product is sold and B is the average per unit sale price of the other active ingredients contained in the combination product when sold separately as stand-alone products in finished form in the country in which the combination product is sold, in each case during the applicable royalty reporting period or, if sales of stand-alone Shire ZF Product did not occur in such period, then in the most recent royalty reporting period in which arms-length fair market sales of such Shire ZF Product, as applicable, occurred. In the event that such average sale price cannot be determined for the stand alone Shire ZF Products or the other products, Net Sales for the purposes of determining royalty payments shall be mutually agreed upon by the Parties based on the relative value contributed by each component, such agreement not to be unreasonably withheld, conditioned or delayed.

1.42 “New Third Party Patent Rights” means Patent Rights licensed to Sangamo under Third Party Licenses entered into by Sangamo pursuant to Subsection 10.4(c) or Subsection 10.4(e).

1.43 “Party” and “Parties” shall have the meaning set forth in the first paragraph of this Agreement.

1.44 “Patent Rights” means issued patents and pending patent applications in any country or region, including all provisional, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including supplementary protection certificates.

1.45 “Phase I Clinical Trial” means a human clinical trial of a Shire ZF Product in human subjects according to 21 C.F.R. §312.21(a), as amended, or its equivalent, as appropriate, in foreign jurisdictions.

1.46 “Phase II Clinical Trial” means a human clinical trial of a Shire ZF Product according to 21 C.F.R. §312.21(b), as amended, or its equivalent, as appropriate, in foreign jurisdictions.

1.47 “Phase III Clinical Trial” means a human clinical trial of a Shire ZF Product intended to be a pivotal trial for obtaining Marketing Approval, or according to 21 C.F.R. §312.21(c), as amended, or its equivalent, as appropriate, in foreign jurisdictions.

1.48 “Replacement Target” shall have the meaning set forth in Section 2.3.

1.49 “Research Plan” means, with respect to each Shire Target, the description, time-line and budget covering the specific activities to be performed by Sangamo during the Research Term to identify ZF Compound(s) that Specifically Bind such Shire Target or a [***] and to develop pre-clinically Shire ZF Product(s) for such Shire Target. For the avoidance of doubt, pre-clinical development respecting a particular Shire ZF Product may extend beyond IND/CTA filing.

1.50 “Research Program” means the research collaboration between the Parties, under the direction and oversight of the JSC, aimed at identifying ZF Compounds that Specifically Bind a Shire Target or a [***] and developing through IND/CTA filings Shire ZF Products for Shire Targets and shall include all activities of the Parties in the performance of any and all Research Plans during the Research Term.

1.51 “Research Term” means the Initial Research Term plus any Extended Research Term.

1.52 “Royalty Payment” shall have the meaning set forth in Subsection 10.4(c).

1.53 “Royalty Period” means, with respect to each different Shire ZF Product, the period commencing on the First Commercial Sale of such Shire ZF Product in any country and continuing until the longer of: (i) [***] such First Commercial Sale of such Shire ZF Product; (ii) on a country by country basis, the [***]; and (iii) on a country by country basis, the expiration of all [***] which, but for the licenses granted or assignments made herein, would be [***] by, in each case, the [***]. Only for the purposes of this Section 1.53, a [***] when the [***]. For the avoidance of doubt, changes to [***]. Only for the purposes of making the determination under Subsection 1.53(iii), [***] as though they are [***] that are pending and that have an [***].

1.54 “[***]” means a [***].

1.55 “Sangamo Know-How” means any Know-How Controlled by Sangamo as of the Effective Date or that comes into the Control of Sangamo after the Effective Date and during the term of this Agreement (other than through the grant of a license by Shire or its Affiliates or Sublicensees hereunder) that is (a) necessary to practice the licenses granted herein, (b) utilized by Sangamo pursuant to the Research Program or pursuant to activities conducted pursuant to

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Subsection 5.2(c) in making a Shire ZF Compound, [***] or Shire ZF Product, or (c) part of, used to implement, or directly related to zinc finger technology and useful to practice the licenses granted herein. For the avoidance of doubt, the Sangamo Know-How does not include any Patent Rights. Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control of Sangamo, the Sangamo Know-How shall not include any Know-How that is (i) owned or controlled by a Third Party described in the definition of “Change of Control” prior to the closing of such Change of Control, (ii) developed after such Change of Control without the use of the Sangamo Know-How in existence prior to the closing of such Change of Control, or (iii) developed after such Change of Control and not directly related to zinc finger technology. Notwithstanding the foregoing, Sangamo Know-How shall not include any Know-How licensed to Sangamo or its Affiliates by a Third Party unless (A) such Know-How can be sublicensed by Sangamo to Shire free of any financial or other material obligation owing to the Third Party as a result of such sublicense to Shire or (B) such Know-How is licensed pursuant to a Third Party License.

1.56 “Sangamo Licensed Technology” means all Sangamo Know-How, Sangamo Patent Rights and Sangamo’s interest in the Joint Technology, and any Third Party intellectual property that is included as Sangamo Licensed Technology pursuant to Section 10.4. For the avoidance of doubt, Sangamo Licensed Technology shall not include [***].

1.57 “Sangamo Patent Rights” means Patent Rights Controlled by Sangamo as of the Effective Date or that come into the Control of Sangamo after the Effective Date and during the term of this Agreement (other than through the grant of a license by Shire hereunder) that are (a) necessary to practice the licenses granted herein or (b) part of, used to implement, or directly related to zinc finger technology and useful to practice the licenses granted herein. The Sangamo Patent Rights existing as of the Effective Date are set forth on Schedule 1.57 (it being understood that any Sangamo Patent Right existing as of the Effective Date that is not set forth on such schedule shall, notwithstanding such omission, still be a Sangamo Patent Right to the extent otherwise provided in this Section 1.57). Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control of Sangamo, the Sangamo Patent Rights shall not include any Patent Rights owned or controlled by a Third Party described in the definition of “Change of Control” and (1) existing prior to the closing of such Change of Control, (2) existing after the closing of such Change of Control and claiming inventions made prior to the closing of such Change of Control, (3) claiming only inventions made after such Change of Control without the use of the Sangamo Know-How in existence prior to the closing of such Change of Control, or (4) claiming only inventions made after such Change of Control and not directly related to zinc finger technology. Notwithstanding the foregoing, Sangamo Patent Rights shall include Existing Third Party Patent Rights and New Third Party Patent Rights but shall not include (i) any other Patent Rights licensed to Sangamo or its Affiliates by a Third Party unless such Patent Rights can be licensed by Sangamo to Shire free of any financial or other material obligation owing to the Third Party as a result of such sublicense to Shire and (ii) the [***] that have been [***] to Shire pursuant to Subsection 10.1(b).

1.58 “[***]” shall have the meaning provided in Subsection 3.4(c).

1.59 “[***]” means the Shire Target Specific [***] Patent Rights and the [***].

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

1.60 “Shire Exclusive Target Pool” means the group of Shire Targets that constitutes the exclusive target pool for the Research Program. The Shire Exclusive Target Pool existing as of the Effective Date consists of the Initial Targets, as set forth on Schedule 1.29. For the avoidance of doubt, the Shire Targets in the Shire Exclusive Target Pool are licensed exclusively to Shire as set forth in Subsection 7.1(a), unless a Shire Target becomes a Terminated Target.

1.61 “Shire Patent Rights” means Patent Rights Controlled by Shire or its Affiliates as of the Effective Date or that come into the Control of Shire or its Affiliates after the Effective Date and during the term of this Agreement (other than through the [***] or grant of a license by Sangamo hereunder) that are necessary or useful to practice under the licenses granted herein.

1.62 “[***]” means any [***] that:

i) contains [***],

ii) does not contain any [***] (a) any [***] (b) the manufacture or use of such [***],

iii) Sangamo reasonably determines, after consultation with Shire, that such Patent Right will not be subject to [***],

iv) Shire agrees in writing to accept such assignment.

1.63 “[***]” means [***] (b) [***] Subsection 3.4(c).

1.64 “[***] Patent Rights” means, with respect to a particular [***] that includes limitations to (a) a [***] (b) [***].

1.65 “[***]” means any [***] Subsection 1.73(b).

1.66 “[***]” means any [***].

1.67 “Shire Target” means an Initial Target or any other Target made part of the Shire Exclusive Target Pool pursuant to Section 2.2 or 2.3; provided, however, that a Target shall cease to be a Shire Target when it becomes a Terminated Target.

1.68 “Shire Target Specific Assigned Patent Rights” means the Shire Target Specific ZF Compound Patent Rights and the Shire Target Specific ZF Product Patent Rights.

1.69 “Shire Target Specific ZF Compound Patent Rights” means any Patent Right that contains only claims limited to Shire ZF Compounds. For the purposes of this Section 1.69, a “claim limited to Shire ZF Compounds” means a claim that (i) includes language that specifically describes one or more ZF Compounds that Specifically Bind a particular Shire Target, (ii) if presumed to be issued, would not be infringed by a ZF Compound (or the manufacture or use of a ZF Compound) that Specifically Binds a locus other than such Shire Target, if such ZF Compound were combined with the non-ZF Compound elements in such claim, (iii) does not include language that specifically describes a product (or the manufacture or use of such product) that is not a Shire Target Specific Product, and (iv) does not include

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

language describing any product (other than a Shire ZF Compound) or process that is Know-How, whether patentable or not, conceived, discovered, invented, created, made or reduced to practice or tangible medium, whether solely or jointly, by one or more employees, agents or contractors of Sangamo, if such Know-How is being protected as a trade secret by Sangamo, is the subject of a claim in a Patent Right controlled by Sangamo, or is sufficiently disclosed in a Patent Right controlled by Sangamo to support a claim to such Know-How in such Patent Right under 35 U.S.C § 112 (first paragraph), unless Sangamo consents in writing to the inclusion of such Know-How.

1.70 “Shire Target Specific ZF Product Patent Rights” means any Patent Right that contains only claims limited to Shire Target Specific Products. For the purposes of this Section 1.70, a “claim limited to Shire Target Specific Products” means a claim that (i) includes language that specifically describes one or more Shire Target Specific Products, (ii) if presumed to be issued, would not be infringed by a product (or the manufacture or use of such product) that is not a Shire Target Specific Product, (iii) does not include language that specifically describes a product (or the manufacture or use of such product) that is not a Shire Target Specific Product, and (iv) does not include language describing any product (other than a Shire ZF Compound) or process that is Know-How, whether patentable or not, conceived, discovered, invented, created, made or reduced to practice or tangible medium, whether solely or jointly, by one or more employees, agents or contractors of Sangamo, if such Know-How is being protected as a trade secret by Sangamo, is the subject of a claim in a Patent Right controlled by Sangamo, or is sufficiently disclosed in a Patent Right controlled by Sangamo to support a claim to such Know-How in such Patent Right under 35 U.S.C § 112 (first paragraph), unless Sangamo consents in writing to the inclusion of such Know-How.

1.71 “Shire Unilateral Target Termination” shall have the meaning provided in Subsection 3.10(a).

1.72 “Shire ZF Compound” means any ZF Compound that Specifically Binds a particular Shire Target, as shown pursuant to the Research Program or pursuant to activities conducted pursuant to Subsection 5.2(c). For the avoidance of doubt, any ZF Compound that was formerly a Shire ZF Compound and that Specifically Binds a Terminated Target shall no longer be a Shire ZF Compound.

1.73 “Shire ZF Product” means, with respect to a Shire Target:

(a) a “Shire Target Specific Product”, meaning:

(i) a pharmaceutical product or medical therapy for deleting, inactivating, repairing, modulating the expression of, or inserting a functional version of, such Shire Target but not any other Target or locus, which product or therapy (1) contains or employs at least one Shire ZF Compound which Specifically Binds such Shire Target and (2) does not contain or employ (A) any ZF Compound that Specifically Binds a Target or other chromosomal location that is not such Shire Target or within such Shire Target, or (B) any Donor Nucleic Acid that encodes a protein (including a functional portion of a larger protein) that is neither a protein encoded by such Shire Target nor a functional version of the protein encoded by such Shire Target;

(ii) a pharmaceutical product or medical therapy that contains or employs a human cell or tissue made using a product or therapy described in (a)(i); or

(iii) a diagnostic product or service for detecting the sequence or allele of such Shire Target, which product or service (1) contains or employs one or more Shire ZF Compounds each of which Specifically Binds such Shire Target and (2) does not contain or employ (A) any ZF Compound that Specifically Binds a Target or other chromosomal location that is not such Shire Target or within such Shire Target, or (B) any Donor Nucleic Acid that encodes a protein (including a functional portion of a larger protein) that is neither a protein encoded by such Shire Target nor a functional version of the protein encoded by such Shire Target; or

(b) a “[***]”, meaning:

(i) a pharmaceutical product or medical therapy for [***] contains or employs (A) at least [***] is included in the [***] is developed and shown to [***], and (B) a [***] that encodes a [***] and (2) does not contain or employ (A) any [***] or (B) any [***] that is not a protein encoded [***]; or

(ii) a pharmaceutical product or medical therapy that contains or employs [***].

1.74 “Specifically Bind” means, with respect to a ZF Compound and Target or locus, that such ZF Compound preferentially binds such Target or locus without known off-Target or off-locus binding that is preclinically or clinically significant.

1.75 “Subcontractor” shall have the meaning set forth in Subsection 3.4(b).

1.76 “Sublicensee” means an Affiliate or Third Party to whom Shire (or a Sublicensee or Affiliate) has granted a right to make, use, develop, sell, offer for sale or import a Shire ZF Product.

1.77 “Target” means a human gene, including all naturally occurring mutants or allelic variants of such gene, which contributes to a human disease or medical condition when the gene or the protein encoded by such gene is defective, including regions within such gene [***] regions [***] provided that such [***] are not in [***] and that the [***] does not affect the expression of [***].

1.78 “Term” shall have the meaning provided in Section 14.1.

1.79 “Terminated Products” shall have the meaning set forth in Subsection 14.5(a)(v).

1.80 “Terminated Target” means a former Shire Target that was terminated by the JSC, terminated by Shire under Section 3.10, or terminated under Article 14.

1.81 “Territory” means the entire world.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

1.82 “Third Party” means any person or entity other than Sangamo and Shire (and their respective Affiliates).

1.83 “Third Party IP Rights” shall have the meaning set forth in Subsection 10.4(b).

1.84 “Third Party Licenses” means the Existing Third Party Licenses and any Third Party agreement that is deemed to be a Third Party License pursuant to Subsection 10.4(c) or Subsection 10.4(e).

1.85 “Triggering Event” has the meaning set forth in the letter agreement between the Parties of even date herewith.

1.86 “Valid Claim” means a claim of any issued, unexpired patent within the Sangamo Patent Rights, [***] or Joint Patent Rights that has not been dedicated to the public, disclaimed, abandoned or held invalid or unenforceable by a court or other body of competent jurisdiction in an unappealed or unappealable decision and a claim of any patent application within the Sangamo Patent Rights, [***] or Joint Patent Rights to the extent that the effective priority date for such claim is less than five years.

1.87 “Value Added Tax (VAT)” means tax applicable under Council Directive 2006/112/EC or any similar or equivalent indirect tax system operated outside of the European Union and any sales, purchase or turnover tax in any applicable jurisdiction.

1.88 “Vector Rights” means Third Party IP Rights that cover a delivery vector used to introduce a Shire ZF Product into a cell. Potential delivery vectors include, but are not limited to, viral vectors [***] and non-viral vectors [***].

1.89 “ZF Compound” means any zinc finger nucleic acid binding protein and any nucleic acid that encodes such protein.

1.90 “ZF Product” means any therapeutic or diagnostic product containing a ZF Compound.

2	OVERVIEW

2.1 Collaboration. Shire and Sangamo shall collaborate for the purpose of identifying and developing pre-clinically Shire ZF Products for Shire to advance through human clinical trials and bring to patients as commercial therapeutics and diagnostics in the applicable Fields, by performing the activities of the Research Program, which activities are outlined in Article 3. The Research Program will focus on Shire Targets, unless any such Shire Target is terminated as provided in Section 3.10 or Article 14. This Agreement shall be understood to be a joint research agreement under 35 U.S.C. § 103(c)(3) entered into for the purpose of researching, identifying and developing Shire ZF Products. For the avoidance of doubt, the Research Program will continue during the Research Term until the completion of all activities under the Research Plans, unless the Agreement is terminated in its entirety as provided in Article 14.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

2.2 Shire Target Selection. The Initial Targets are included in the Shire Exclusive Target Pool as of the Effective Date. Shire shall have the right to designate three additional Targets (“Additional Targets”) for inclusion as Shire Targets in the Shire Exclusive Target Pool as provided below in this Section 2.2, provided that each of the Additional Targets is not ineligible as a Section 2.2 Rejected Target and is not a gene that is related to the cause or treatment of any of the following: [***]. Unless otherwise agreed to by the Parties in writing, Shire shall be entitled to have up to seven active Shire Targets in the Research Program and the Shire Exclusive Target Pool at any one time during the Research Term. The Additional Targets are included as Shire Targets in the Shire Exclusive Target Pool according to the following procedure:

(a) Within the [***] period immediately following the Effective Date (the “Additional Target Period”), Shire shall identify in writing to Sangamo at least four (4) and up to twelve (12) proposed Additional Targets and shall include in such notice, for each such proposed Additional Target, (i) the nucleic acid sequence and locus identification number of the wild-type allele (as obtained from a mutually agreed publicly available database), (ii) the cell(s) in which the protein encoded by such proposed Additional Target is normally expressed, (iii) whether the product or therapy of interest to Shire for such proposed Additional Target would be designed to delete, inactivate, repair, modulate the expression of or insert a functional version of such proposed Additional Target, and (iv) the particular mutation(s) of interest. Shire may identify such proposed Additional Targets at any time during the Additional Target Period and shall not be required to identify all such proposed Additional Targets at one time.

(b) Within [***] (or sooner if practical) of receipt by Sangamo of the identity of, and the required information described in (a) for, each such proposed Additional Target, Sangamo shall notify Shire whether the Target is an Excluded Target. (Prior to [***], if such proposed Additional Target is an Initial Excluded Target, and during the six (6)-month period after the Effective Date, if such proposed Additional Target is a Target in clause (i) of the definition of Initial Excluded Target but is not an Excluded Target in clause (b) of the definition of Excluded Target, such notification shall include a confirmation in writing by Marya Postner (or other Cooley LLP designee) that the Target is on the list of Initial Excluded Targets held in escrow by Cooley LLP.) Following such notification, Sangamo shall conduct initial in silico feasibility studies for each such proposed Additional Target that is not an Excluded Target, during which conduct the Parties shall discuss the results of such studies and potential approaches to address any issues or concerns arising from such studies. Within thirty (30) days of receipt by Sangamo of the information described in (a) for each proposed Additional Target, Sangamo shall notify Shire in writing whether or not each such proposed Additional Target: (i) is not a technically viable candidate for developing ZF Compounds that Specifically Bind such proposed Additional Target for the type of product or therapy identified pursuant to Subsection 2.2(a)(iii) or for developing [***] for such proposed Additional Target, or (ii) is subject to any other substantial, bona fide concern known to Sangamo with respect to developing a Shire ZF Product for such proposed Target. Such notification under Subsection 2.2(b)(i) or (ii) shall include an explanation of the reasons why the Target is not a technically viable candidate and/or Sangamo’s other substantial bona fide concern.

(c) If Sangamo notifies Shire that a proposed Additional Target is rejected because (i) under Subsection 2.2(b) the proposed Additional Target is an Excluded Target or (ii)

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

under Subsection 2.2(b)(i) the proposed Additional Target is subject to any such conditions (a “Section 2.2 Rejected Target”), then such Section 2.2 Rejected Target shall not be included as a Shire Target in the Shire Exclusive Target Pool.

(d) If any such proposed Additional Target is not a Section 2.2 Rejected Target, then Shire shall have [***] from receipt of notice from Sangamo under the penultimate sentence of Subsection 2.2(b) to conduct a review and evaluation of all relevant intellectual property and any concerns raised under Subsection 2.2(b)(ii) relating to each such proposed Additional Target and the Parties shall discuss the same; provided, that Shire shall be solely responsible for all intellectual property assessments concerning each such Target. During such [***] review period, the Parties, each at its own expense, shall collaborate to develop, and shall develop, a Research Plan for each such proposed Additional Target.

(e) Prior to the end of the review period set forth in Subsection 2.2(d), Shire shall, in its sole discretion, determine whether to designate each such Target as a Shire Target, provided that Shire shall designate no more than (3) proposed Additional Targets as Shire Targets in the Shire Exclusive Target Pool, which Shire Exclusive Target Pool shall not exceed a total of seven (7) Shire Targets, and shall notify Sangamo of such determination.

(f) If Shire does not elect in Subsection 2.2(e) to designate a proposed Target as a Shire Target in the Shire Exclusive Target Pool by the end of the applicable [***] period, such proposed Target shall not be included in the Shire Exclusive Target Pool and neither Party shall have any rights or obligations to the other Party hereunder in respect of such Target, except as required pursuant to Article 11.

(g) If Shire elects under Subsection 2.2(e) to include a proposed Additional Target as a Shire Target in the Shire Exclusive Target Pool, then such Additional Target shall be included in the Shire Exclusive Target Pool.

(h) If at the end of the review period set forth in Subsection 2.2(d), fewer than three (3) proposed Additional Targets are added to the Shire Exclusive Target Pool for any reason, then during the [***] following the Effective Date, Shire may propose Additional Targets for inclusion in the Shire Exclusive Target Pool. Upon identifying to Sangamo such proposed Additional Target(s) and providing the information described in Subsection 2.2(a) for each such proposed Additional Target, the procedures outlined in Subsections 2.2(b)-(g) shall be followed.

(i) If the Triggering Event occurs and Shire provides notice of [***] with respect to the [***], then Shire shall be entitled to [***], provided that (i) the total number of Shire Targets [***] and (ii) [***] shall be included in the [***] identifying to Sangamo up to four (4) proposed Additional Targets and providing Sangamo with the information described in subsection (a) above and the Parties following the procedures set forth in subsections (b) through (g) above.

2.3 Replacement Targets. If the JSC determines during the Research Term that any Shire Target in the Shire Exclusive Target Pool fails to meet the criteria established in the applicable Research Plan for continuing work on such Shire Target under such Research Plan,

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

such Target shall be deemed a Terminated Target to which Sections 3.10 and 14.5 apply, and Shire shall be entitled to replace only one such Terminated Shire Target with a single replacement Target (“Replacement Target”) for inclusion in the Shire Exclusive Target Pool. The Replacement Target is included in the Shire Exclusive Target Pool subject to the following procedure:

(a) If the JSC determines during the Research Term that one (1) or more Shire Targets failed to meet the criteria established in the Research Plans for such Shire Target(s), Shire shall have the right to notify Sangamo in writing during the Research Term that Shire proposes to designate a Target as a Replacement Target. Such notice shall identify up to four (4) proposed Replacement Targets from which a single Replacement Target will be selected and shall include, for each such proposed Replacement Target, (i) the nucleic acid sequence and locus identification number of the wild-type allele (as obtained from a mutually agreed publicly available database), (ii) the cell(s) in which the protein encoded by such proposed Replacement Target is normally expressed, (iii) whether the product or therapy of interest to Shire for such proposed Replacement Target would be designed to delete, inactivate, repair, modulate the expression of or insert a functional version of such proposed Replacement Target, and (iv) the particular mutation(s) of interest.

(b) Within [***] (or sooner if practical) of receipt by Sangamo of the identity of, and the required information described in (a) for, each such proposed Replacement Target, Sangamo shall notify Shire whether the proposed Replacement Target is an Excluded Target. Following such notification, Sangamo shall conduct initial in silico feasibility studies for each such proposed Replacement Target that is not an Excluded Target, during which conduct the Parties shall discuss the results of such studies and potential approaches to address any issues or concerns arising from such studies. Within thirty (30) days of receipt by Sangamo of the information described in (a) for each proposed Replacement Target, Sangamo shall notify Shire in writing whether or not each such proposed Replacement Target: (i) is not a technically viable candidate for developing ZF Compounds that Specifically Bind such proposed Replacement Target for the type of product or therapy identified pursuant to Subsection 2.3(a)(iii) or for developing [***] for such proposed Replacement Target; or (ii) is subject to any other substantial, bona fide concern known to Sangamo with respect to the technical feasibility of developing a Shire ZF Product for such proposed Replacement Target. Such notification under Subsection 2.3(b)(i) or (ii) shall include an explanation of the reasons why the Target is not a technically viable candidate and/or Sangamo’s other substantial bona fide concern.

(c) If Sangamo notifies Shire that a proposed Replacement Target [***] such [***] Rejected Target shall not be [***]. Shire shall have the right [***].

(d) If any such proposed Target is not a Section 2.3 Rejected Target, then Shire shall have an [***] from delivery of the notice by Sangamo under the penultimate sentence of Section 2.3(b) to conduct a review and evaluation of all relevant intellectual property and any concerns raised under Subsection 2.3(b)(ii) relating to each such proposed Replacement Target and the Parties shall [***] provided, that Shire shall be [***]. During such [***] review period, the Parties [***].

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(e) Prior to the end of the review period set forth in Subsection 2.3(d), Shire shall, [***] and shall [***].

(f) If Shire does not elect [***], such proposed [***] shall not [***], except as required pursuant [***].

(g) If Shire elects under Subsection 2.3(e) to include a proposed Replacement Target in the Shire Exclusive Target Pool, such Replacement Target shall be included in the Shire Exclusive Target Pool, and within 60 days of such election, (i) Shire shall pay Sangamo [***], which payment shall be non-refundable and non-creditable, and (ii) the JSC shall direct the Parties to initiate work under the Research Plan for such Replacement Target.

(h) If the Triggering Event occurs and Shire provides notice of a Shire Unilateral Target Termination pursuant to Subsection 2.2(i) and Section 3.10 with respect to the [***] (i) [***] and (ii) if the JSC determines during the Research Term that a [***], then Shire shall have the right to [***]. Such [***] shall be [***] by following the procedures set forth in subsections (a) through (g) above, and the payment set forth in Subsection 2.3(g) shall be due [***].

3	RESEARCH PROGRAM; RESEARCH TERM

3.1 Sangamo Responsibilities. During the Research Term and subject to the oversight of the JSC, Sangamo shall be solely responsible for carrying out the tasks allocated to Sangamo in each Research Plan, which shall be developed and approved by the JSC. Subject to Section 3.6, Sangamo shall use Commercially Reasonable Efforts in the performance of its obligations under the Research Program and the applicable Research Plans during the Research Term.

3.2 Shire Responsibilities. During the Research Term, Shire shall be solely responsible for the costs set forth in the budgets for the Research Plans, which budgets shall be developed and approved by the JSC. Upon request by Sangamo, Shire shall provide reasonable consulting and technical support in order to assist Sangamo in carrying out its Research Program obligations. For the avoidance of doubt, the JSC shall have the right to prioritize Shire Targets within the Research Program and make final decisions as to whether and when to proceed with particular activities under the Research Program, provided that, during the Research Term, for so long as there are [***] in the Shire Exclusive Target Pool, Shire shall be required to fund the budget for a [***] Research Plans, each of which will attempt, where commercially and scientifically reasonable, to achieve an IND or CTA filing for a Shire ZF Product within [***] after the initiation of activities under such Research Plan.

3.3 Research Plans. Research Plans shall be developed and approved by the JSC. Each Shire Target shall be the subject of a separate Research Plan, which shall be reviewed and updated as necessary, but at least quarterly, by the JSC. Each Research Plan will define events leading to and including submission of either an IND or a CTA for at least one Shire ZF Product for the applicable Shire Target and will include (a) a description of the process for identifying and the criteria for selecting ZF Compounds to be used with Shire ZF Products (which description shall not include any Know-How Controlled by Sangamo with respect to the design

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

of ZF Compounds), (b) a description of the Shire ZF Product to be researched and preclinically developed under such Research Plan, including lead and back-up ZF Compounds and Shire ZF Products, (c) the proposed indication for the applicable Shire Target, (d) a description of the companion diagnostic Shire ZF Product, if any, that will be developed under such Research Plan for use with the therapeutic Shire ZF Product developed under such Research Plan, (e) a listing of the specific components that each potential Shire ZF Product will contain, (f) a description of the specific activities to be performed by Sangamo, including the pre-clinical work necessary to file an IND/CTA and to support the related clinical trials through BLA/MAA submission, and for each animal toxicology study, a designation of whether such study will be GLP compliant and whether the results of such study are intended to be included in an IND/CTA, (g) projected timelines for completion of such activities, (h) a budget, (i) particular decision points and associated criteria, including decisions as to whether to terminate the applicable Shire Target, whereby expenditures will not be undertaken for subsequent activities unless and until such criteria have been met as determined by the JSC, and (j) a plan for technology transfer from Sangamo to Shire with respect to Shire ZF Products. At the appropriate time, as determined by the JSC, each Research Plan also will provide the details of and budget for the manufacture and supply of Shire ZF Products. In addition, each Research Plan shall identify a Sangamo project leader, reasonably acceptable to Shire, which project leader shall devote no less than [***] of his/her time to carrying out the Research Plan during the active conduct of such Research Plan. Each Research Plan shall be consistent with the terms of this Agreement and shall be appended to and form a part of this Agreement. In the event of an inconsistency between the Research Plan and this Agreement, the terms of this Agreement will prevail. The Research Plans as of the Effective Date, which may be subsequently modified by the JSC in accordance with this Section 3.3, for [***] of the Initial Targets are set forth in Schedule 3.3.

3.4 Conduct.

(a) The Parties will form a working team for each Research Plan comprising at least the project leader for the Research Plan (who will be a Sangamo employee) and one or more representative(s) from each of Shire and Sangamo, which team will stay in active communication about activities taking place and information arising under the respective Research Plan. This team shall be subordinate to the JSC and shall confer regularly, and at such specific times as the JSC shall reasonably request, to ensure close cooperation and exchange of information between the Parties as Sangamo fulfills its responsibilities under the Research Program. The working teams will have decision-making authority, by unanimous agreement, solely in order to carry out the day to day implementation of a Research Plan but will not have the authority to alter a Research Plan.

(b) In performing its activities under the Research Plan and this Agreement, Sangamo shall, and shall require its Affiliates and any consultant, subcontractor, or other vendor conducting Sangamo’s obligations under a Research Plan (each, a “Subcontractor”) to, comply with all applicable laws, regulations and guidelines concerning such manufacturing and development activities, including where appropriate in accordance with current Good Manufacturing Practices and GLP (or similar standards) for the performance of laboratory activities as are required by applicable law. For the avoidance of doubt, during the period prior to Sangamo’s transfer of information and materials to Shire pursuant to Subsection 5.2(b)(ii)(B) or 4.6(w)(A) with respect to a Research Plan, Sangamo shall, and shall require its Affiliates and any Subcontractor to, maintain such information and materials as required by law in connection with any IND or CTA anticipated to be filed under such Research Plan.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(c) As of the Effective Date, the only [***]. In the course of developing and updating a Research Plan or conducting the Research Program, either Party may propose [***] Sangamo shall reasonably consider [***]. Upon the Parties’ written agreement that [***] and the relevant Research Plan(s) will be [***], if Sangamo is developing a [***], or if the JSC is developing a Research Plan that [***], Sangamo shall [***]. As used in this Subsection 3.4(c), “[***]” means a locus (A) that is not [***], (B) to which [***], and (c) to which Sangamo has the right [***].

(d) Sangamo will provide to Shire a copy of all substantive written correspondence from any regulatory authority involving an IND/CTA regulatory submission for a Shire ZF Product, notify Shire of all oral substantive communications from any regulatory authority involving a regulatory submission for a Shire ZF Product and provide Shire with an advance draft of each proposed regulatory submission for a Shire ZF Product sufficiently in advance of providing the submission to the regulatory authority (and no less than ten (10) days in advance, where possible) to enable Shire to have a meaningful opportunity to provide input on the content of such submission. To the extent permitted by applicable laws and regulations, Sangamo shall permit Shire to[***]. For the avoidance of doubt, IND/CTA regulatory submissions by Sangamo respecting Shire ZF Products are subject to the oversight and approval of the JSC.

(e) Sangamo shall [***] be the owner of any IND/CTA filing for a Shire ZF Product. Following acceptance of the IND/CTA by a regulatory authority, Sangamo shall [***].

(f) To facilitate the conduct of the Research Program, or otherwise pursuant to Section 5.2(c), either Party may provide to the other Party certain biological materials or chemical compounds owned by or licensed to the supplying Party for use by the other Party (such materials or compounds and any progeny and derivatives thereof, collectively, “Materials”). All such Materials shall remain the sole property of the supplying Party, shall be used only in the fulfillment of obligations or exercise of rights under this Agreement and solely under the control of the receiving Party, shall not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying Party, and shall not be used in research or testing involving human subjects, unless expressly agreed. The Materials supplied under this Subsection 3.4(f) are supplied “as is” and must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known.

3.5 Subcontractors. Sangamo may engage any Subcontractor to perform any work under the Research Program; provided that all such engagements and any contracts related to such engagements are subject to prior approval by the JSC. Such contracts shall include provisions, including intellectual property provisions, adequate for Shire to enjoy the licenses granted hereunder as though Sangamo had performed the contracted work. To facilitate approval by the JSC, Sangamo shall identify each Subcontractor, the activities proposed to be performed by such Subcontractor and the budget for such activities. The JSC in its discretion may request a copy of the proposed contract with the Subcontractor prior to approving such contract. Sangamo shall be responsible for the management of its permitted Subcontractors. The engagement of any

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Subcontractor in compliance with this Section 3.5 shall not relieve Sangamo of its obligations under this Agreement or any applicable Research Plan. Any agreement with a permitted Subcontractor pertaining to the Research Program shall be consistent with the provisions of this Agreement.

3.6 Funding of the Research Program.

(a) Budgeted costs. Shire shall pay all FTE costs and external costs incurred by Sangamo and its Affiliates in the conduct of the Research Program, in accordance with the budget set forth in each of the Research Plans. For the avoidance of doubt, external costs will be passed through to Shire with no mark-up by Sangamo. The JSC shall in good faith establish [***] budgets for each of the Research Plans. The JSC in its sole discretion shall approve such [***] budgets. Sangamo shall be deemed to agree to a budget unless within ten (10) days of Sangamo receiving notification that the JSC has approved a budget, Sangamo notifies Shire in writing that Sangamo disagrees with such budget. Such notification shall include a Sangamo proposed budget, which Sangamo proposed budget shall identify the activity and cost differences from the JSC approved budget. If Sangamo is deemed to agree with a budget, then except as provided by Subsection 3.6(e), variances from the budget shall be paid by Sangamo, unless otherwise agreed to by the JSC.

(b) Budget changes. A change to a budget can be made only by the JSC. If Sangamo reasonably anticipates that the costs of conducting, or having a Subcontractor conduct, any activity set forth in a Research Plan will exceed the budgeted amount therefor, Sangamo shall notify the JSC and request a change to the budget. The JSC shall in good faith consider all such reasonable requests by Sangamo to change a budget for a Research Plan. The JSC in its sole discretion shall approve such reasonable requests to change the budget within thirty (30) days of Sangamo’s request. Sangamo shall be deemed to agree to such a change to the budget or such JSC decision not to approve Sangamo’s request to change a budget unless within ten (10) days of Sangamo receiving notification that the JSC has approved such change to the budget or decided not to approve Sangamo’s request to change a budget, Sangamo notifies Shire in writing that Sangamo disagrees with the budget change or decision. Such notification shall include a Sangamo proposed budget change, which Sangamo proposed budget change shall identify the activity and cost differences from the JSC approved budget change or existing budget, if the JSC decided not to approve Sangamo’s request to change the existing budget. If Sangamo is deemed to agree [***], then except as provided by [***].

(c) Failure to agree. In the event Sangamo does not agree to a JSC approved Research Plan budget, a JSC approved change to such budget or a JSC decision not to approve Sangamo’s request to change a budget, then (i) Sangamo shall not be obligated to conduct, or cause any Subcontractor to conduct, any activity under a Research Plan that will not be fully reimbursed by Shire; and (ii) Shire shall have the right to subcontract such activity to a Third Party; provided, that the cost charged by such Third Party subcontractor for such activity does not exceed [***] of the cost proposed by Sangamo for such activity and that Shire shall not have any right, in connection with any such subcontract, to access Sangamo Know-How relating to ZF Compound design (including optimization).

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(d) FTE rate. Shire shall pay Sangamo the rate for each FTE of [***] per year (the “FTE Rate”) for the first [***] months of this Agreement. Beginning at month [***], the FTE rate shall increase [***] annually.

(e) Invoices. Sangamo shall accrue and report its actual costs quarterly. Sangamo shall provide an invoice within five (5) business days of the end of each quarter, with sufficient detail reasonably acceptable to Shire, for the activities performed during such quarter and external costs invoiced to Sangamo during such quarter. The actual number of FTEs or external costs reported in the invoice may vary by not more than [***] from the expected number based on each budget for each Research Plan, provided that the actual number is consistent with, and not more than [***] above, the overall budget for a particular Research Plan. Subject to Section 3.6(b), Shire shall have no obligation to pay Sangamo any amount that (i) is more than [***] above the budget for any Research Plan in any quarter, and (ii) exceeds by [***] the overall budget under a Research Plan.

(f) Annual budgets. No later than September 30 of each calendar year during the Research Term (except for the last calendar year during the Research Term), the JSC will prepare and approve a budget for each Research Plan under which activities are anticipated to be conducted in the following calendar year.

3.7 Records.

(a) Research Records. Sangamo shall maintain, and cause its employees and Subcontractors to maintain, records and laboratory notebooks in sufficient detail and in a good scientific manner appropriate for (i) inclusion in filings with regulatory authorities, and (ii) obtaining and maintaining intellectual property rights and protections, including Patent Rights. Such records and laboratory notebooks shall be complete and accurate in all material respects and shall fully and properly reflect all work done, data and developments made, and results achieved. Laboratory notebooks shall be signed, dated and witnessed on a regular basis. During the Research Term Sangamo shall periodically, but not less than [***], allow Shire to inspect and, to the extent necessary or useful for such regulatory or intellectual property protection purposes, copy such records.

(b) JSC Reports. Sangamo shall keep the JSC informed of the progress of its activities under each Research Plan, including a detailed written quarterly report of its progress under each Research Plan.

(c) Expense Records. Sangamo shall maintain complete and accurate books, records and accounts used for the determination of FTEs and external expenses incurred in connection with the performance of its obligations under the Research Program, in sufficient detail to confirm the accuracy of any payments required under this Agreement, which books, records and accounts will be retained by Sangamo for three (3) years after creation of the individual records, or longer as is required by applicable law. Such books, records and accounts shall be kept in accordance with U.S. GAAP and Sangamo’s then-current accounting procedures. For the avoidance of doubt, if Sangamo’s then-current accounting procedures are not US GAAP compliant, then Sangamo shall alter its accounting procedures such that they are US GAAP compliant.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

3.8 Shire Audit Rights.

(a) Upon fourteen (14) days advance written notice by Shire and not more than once in each calendar year, Sangamo and its Affiliates shall permit an independent certified public accounting firm of internationally recognized standing, selected by Shire and reasonably acceptable to Sangamo, at Shire’s expense, to have access during normal business hours to such of the records of Sangamo and its respective Affiliates as may be reasonably necessary to verify the accuracy of the invoices provided by Sangamo to Shire pursuant to Subsection 3.6(e) for any year ending not more than eighteen (18) months prior to the date of such request. No year may be audited more than once, except for cause. The accounting firm will enter a confidentiality agreement reasonably acceptable to Sangamo governing the use and disclosure of Sangamo’s information disclosed to such firm, and such firm shall disclose to Shire only whether the invoices are correct or not and the specific details concerning any discrepancies, which information shall be Confidential Information of Sangamo.

(b) Unless disputed by Shire or Sangamo in good faith, if such accounting firm concludes that the amounts paid during the audited period were more or less than the amounts actually due to Sangamo, Shire shall pay any additional amounts due, and Sangamo will refund any amounts overpaid, in each case plus interest as set forth in Section 9.13, within thirty (30) days after the date the written report of the accounting firm so concluding is delivered to Sangamo and Shire. The fees charged by such accounting firm shall be paid by Shire; provided, that if the audit discloses that the amounts payable by Shire for such period have been overpaid by more than [***], then, subject to Subsection 3.8(c), Sangamo shall pay the reasonable fees and expenses charged by such accounting firm.

(c) In the event of a good faith dispute by Shire or Sangamo regarding the result of an audit made pursuant to this Section 3.8, the Parties shall agree in good faith on an alternative independent certified public accounting firm of internationally recognized standing to perform a second audit. If such audit is requested by Shire because Shire was found by the initial audit to have underpaid and the second audit confirms that Shire underpaid, then Shire shall bear all costs associated with the second audit. If such audit is requested by Sangamo because Shire was found by the initial audit to have overpaid and the second audit confirms that Shire overpaid, then Sangamo shall bear all costs associated with the second audit. Notwithstanding the above, in the event that the second audit confirms the findings of the first audit, the requesting Party shall pay. No over or under payment indicated by the initial audit shall be payable in the event of a dispute until the second audit is complete and such second audit shall be binding on the Parties, with any under or over payment determined thereby, plus interest as set forth in Section 9.13, being payable within thirty (30) days after the date the written report of the accounting firm so concluding is delivered to Sangamo and Shire.

(d) Shire shall treat all financial information disclosed by its accounting firm pursuant to this Section 3.8 as Confidential Information of Sangamo for purposes of Article 11 of this Agreement, and shall cause its accounting firm to do the same.

3.9 Research Term.

(a) Extension of the Initial Research Term.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

The Initial Research Term may be extended as follows:

(i) If the Parties agree, the Initial Research Term may be extended by two (2) years, one or more times; and

(ii) If activity under a specific Research Plan for a Shire Target has been initiated within four (4) years of the Effective Date, then Shire shall have the right, at its option and in its sole discretion, to extend the Research Term for a period of time sufficient to complete the pre-clinical activities contemplated by the Research Plan.

(b) Re-establishment of the Research Term. If the Research Term has expired and if Shire is pursuing clinical development or maintenance of Marketing Approval of a first Shire ZF Product for a Shire Target, then, at Shire’s request and expense, the Research Term may be re-established for a term as necessary for Sangamo to provide such assistance to Shire as necessary for Shire to obtain or maintain Marketing Approval (i) for such first Shire ZF Product for such Shire Target or (ii) a second Shire ZF Product for such Shire Target if Shire fails to gain Marketing Approval for such first Shire ZF Product, provided that Sangamo has sufficient expertise and then available capacity to provide such assistance or is capable of acquiring sufficient capacity through the use of Commercially Reasonable Efforts. If Sangamo declines to provide such assistance on account of such insufficient expertise or such incapability of acquiring sufficient capacity, then at Shire’s option, Shire shall be allowed to obtain such assistance from a Third Party subcontractor, in which case Sangamo shall grant to such Third Party licenses under the Sangamo Licensed Technology to the extent necessary to conduct the specific requested activities. By way of example and not limitation, such assistance may involve conducting further pre-clinical studies on the Shire ZF Product in clinical development or as a post-marketing commitment, conducting studies on new formulations of the Shire ZF Product in clinical development, or conducting full pre-clinical studies on a back-up Shire ZF Product for the respective Shire Target.

3.10 Termination of a Shire Target.

(a) Right to Terminate-Shire Unilateral Termination. In addition to each Party’s rights to terminate this Agreement under Article 14 and subject to Section 3.2, at any time during the Research Term, any particular Shire Target may be terminated and its respective Research Plan halted in its entirety upon ninety (90) days prior written notice from Shire to Sangamo (a “Shire Unilateral Target Termination”), provided that, for the first 24 months of this Agreement, Shire may not terminate all Shire Targets. Such termination shall take effect at the expiration of such ninety (90) day period. For the avoidance of doubt, Shire may not terminate this Agreement in its entirety during the 24 month period after the Effective Date.

(b) JSC Termination. During the Research Term, the JSC may unanimously agree at any time to terminate a particular Shire Target and halt its respective Research Plan in its entirety. Such termination shall take effect no later than ninety (90) days from such unanimous decision. Any unanimous decision by the Parties to discontinue a Research Plan prior to IND or CTA filing shall be deemed a termination by the JSC subject to this Section 3.10.

(c) Effects of Target Termination. Upon notice of a Shire Unilateral Target Termination, or upon a unanimous JSC decision to terminate all activities under a Research Plan for a Shire Target:

(i) Wind down costs. During such ninety (90) day notice period (in the case of a Shire Unilateral Target Termination), or such ninety (90) day period following a JSC unanimous decision to terminate a Shire Target, Sangamo shall wind down the Research Plan for the Terminated Target, and Shire shall pay all FTE costs of Sangamo for direct work [***] necessary for Sangamo to wind down such Research Plan. Upon expiration of such ninety (90) day notice period (in the case of a Shire Unilateral Target Termination), or such ninety (90) day period following a JSC unanimous decision to terminate a Shire Target, [***], except as provided in Subsection 3.10(c)(ii) below. Such reasonably necessary costs shall be invoiced as provided in Subsection 3.6(e). Sangamo shall use [***] efforts to minimize any costs incurred following receipt of the notice of termination by Shire or decision to terminate by the JSC.

(ii) Non-cancelable costs. Shire shall pay any non-cancelable costs relating to such Terminated Target to which Sangamo has committed after the Effective Date prior to receiving such notice under Subsection 3.10(a) or such unanimous decision under Subsection 3.10(b). Such non-cancelable costs shall be invoiced as provided in Subsection 3.6(e). Sangamo shall use [***] efforts to minimize any non-cancelable costs incurred upon receiving such notice under Subsection 3.10(a) or such unanimous decision under Subsection 3.10(b).

(iii) Target Removal from Pool. Such Terminated Target shall be removed from the Shire Exclusive Target Pool and shall no longer be a Shire Target.

(iv) [***]. Within sixty (60) days of such notice or decision, to the extent Sangamo elects, Shire shall [***] to Sangamo all [***] and [***] that (1) relate to the Terminated Target and (2) were [***] to Shire from Sangamo.

(v) Other Shire Intellectual Property. Within [***] days of such notice or decision, if Sangamo elects, the Parties shall negotiate in good faith and on commercially reasonable terms with respect [***] (i) any or all [***] and (ii) [***] that both (a) relate to the [***] (b) for which [***] have been initiated under the Research Program, provided that such agreement shall include, if the [***] Such negotiation shall take into consideration[***] and if Sangamo has requested [***] to the extent applicable to the [***] In addition, if Sangamo’s [***] Notwithstanding anything to the contrary in this Agreement, if Shire or its Affiliates is [***] then Shire shall not be required to [***] provided that Shire agrees[***] By way of example, if Shire [***] In addition, for the avoidance of doubt, Sangamo shall not have the right to[***] under clause (ii) above will include [***] in clause (ii) above that exists as of the [***] In the event that the Parties are unable to agree upon commercially reasonable terms within [***] then the Parties shall submit the determination of commercially reasonable terms to an independent arbitrator agreed upon by Parties who has significant relevant experience in the licensing of pharmaceutical products. If the Parties do not agree on an arbitrator within [***] then either Party may request that JAMS appoint an arbitrator with such experience on behalf of the Parties in accordance with JAMS’ Comprehensive Arbitration Rules & Procedures then in effect, except that the Parties expressly agree that [***] The date on which such arbitrator is

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

selected or appointed will be the “Section 3.10 Arbitration Commencement Date”. The arbitration shall be conducted under the JAMS Rules, to the extent consistent with this Subsection 3.10(c)(v). Within [***] after the Section 3.10 Arbitration Commencement Date, each Party will [***] provided that unless the Parties agree otherwise in writing in advance[***] Within[***] after receipt of the other Party’s [***] each Party may submit to the arbitrator (with a copy to the other Party)[***] Within [***] after the Section 3.10 Arbitration Commencement Date, the arbitrator will[***] provided that, for the avoidance of doubt, in no circumstance will Shire be obligated to[***] except for those [***] The decision of the arbitrator shall be final and unappealable. Within thirty (30) days of receiving the arbitrator’s decision, Sangamo shall notify Shire of its acceptance or rejection of the selected Section 3.10 Proposal, which election shall be in Sangamo’s sole discretion. [***] The arbitrator’s fees and expenses will be [***] The effects of termination set forth in Subsections 14.5(a)(i), (iv), (vi), (vii) and (viii) shall apply to such Terminated Target, to the extent applicable.

4	JOINT STEERING COMMITTEE

4.1 Composition. The JSC shall be formed as soon as practicable, but no later than 30 days following the Effective Date of this Agreement. The JSC shall be comprised of an equal number of representatives from each Party, initially four (4). A representative from each Party who is a specialist with respect to intellectual property matters shall attend JSC meetings when appropriate as an ad hoc, non-voting member in addition to the regular voting membership of the JSC. If mutually agreed by all JSC members on a case-by-case basis, the JSC may invite other non-members to participate in the discussions and meetings of the JSC, provided that such participants shall have no voting authority at the JSC. Each Party shall notify the other Party in writing of its initial representatives to the JSC within ten business days after the Effective Date, and may substitute one or more representatives from time-to-time effective upon written notice to the other Party. [***], and in such capacity, he/she shall be responsible for setting the agenda for meetings of the JSC, with input from the other members, and for conducting the meetings of the JSC.

4.2 Responsibilities.

(i) Oversight. The JSC shall be responsible for oversight of the Research Program during the Research Term, including the Research Plans, pre-clinical work, and IND/CTA submissions for each Shire Target. Any amendments or modifications to the Research Plans shall require the approval of the JSC and shall be subject to the applicable terms of this Agreement, and the JSC shall be required to formally document updates to the Research Plans on a quarterly basis as part of the agreed upon and accepted minutes of the quarterly meetings of the JSC. The JSC shall manage the technology transfer of Know-How from Sangamo to Shire that is set forth in a Research Plan or that otherwise is necessary for Shire to practice the licenses granted under this Agreement, except that Sangamo shall have no obligation to transfer Know-How concerning the design of ZF Compounds. In addition to the foregoing general responsibilities, the JSC shall in particular: (a) establish and approve budgets and timelines in the Research Plans, (b) manage the overall strategy for the research and development of potential Shire ZF Products under the Research Plans, (c) determine the development and staging of lead and back-up Shire ZF Compounds and Shire ZF Products, (d) determine whether criteria set forth in a Research Plan with respect to a Shire Target and/or

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

potential Shire ZF Products have been met, (e) make decisions on whether and how to continue activities under a particular Research Plan at each decision point set forth in such Research Plan based on the then-available data and results and consistent with the criteria set forth in such Research Plan, including with respect to whether to terminate the Research Plan for a particular Shire Target, (f) approve any Subcontractors (and, if requested by Shire, contracts with Subcontractors) proposed by Sangamo and the budgets therefor, (g) oversee the preparation of the [***], subject to decision-making authority as set forth in Subsection 10.2(a) (which authority shall not be subject to Shire’s final decision-making authority under Section 4.4), and (h) review and approve the draft IND or CTA for each Shire ZF Product. The JSC will have solely the powers assigned to it in this Article 4 and elsewhere in this Agreement, and will not have any power to amend, modify, or waive compliance with this Agreement. For clarity, Sangamo, and not the JSC, will be responsible for decisions with respect to the day-to-day implementation of each Research Plan, unless [***] to Shire. The JSC, in its discretion, may establish subcommittees to assist the JSC in carrying out the responsibilities of the JSC.

(ii) Manufacture. The JSC shall oversee the manufacture of Shire ZF Products and components thereof according to the Research Plans during the Research Term; if Sangamo is responsible for performing such manufacture or engaging a Subcontractor to do so, then such manufacture shall be performed pursuant to the Research Plan and Shire shall reimburse Sangamo with respect thereto in accordance with Section 3.6. For each Research Plan, the JSC shall at a minimum: establish the amount to be manufactured and maintained by Sangamo; review the manufacture of (and supply chain for) each Shire ZF Product to identify potential risks and where necessary, implement through the Research Plan risk management strategies; analyze and review technical and quality control issues for each Shire ZF Product; review and approve any manufacturing agreements with Third Parties pursuant to which Shire ZF Products are manufactured; review and approve all manufacturing specifications for Shire ZF Products including release specifications; and manage the transfer of manufacturing capability for Shire ZF Products from Sangamo to Shire pursuant to the Research Plan in a manner to permit Shire to undertake its clinical development activity without delay. For the avoidance of doubt, Shire has the sole authority respecting the manufacture of clinical supplies of Shire ZF Products for which Sangamo files an IND/CTA.

(iii) General. Sangamo shall update Schedule 1.57 as necessary, but in no event less than[***] Sangamo shall[***] The JSC shall conduct its responsibilities hereunder in good faith and with reasonable care and diligence.

4.3 Meetings.

(a) The JSC shall meet in person or by teleconference not less than once per calendar quarter during the Research Term. Subject to the preceding sentence, the JSC shall meet on such dates and at such times and places as agreed to by the members of the JSC. Meetings of the JSC shall be alternately hosted by the Parties, with the host determining whether the meeting will be in person or by teleconference; provided, that at least one meeting hosted by each Party in each calendar year shall be in person. Shire shall host the first meeting of the JSC at a mutually agreeable time and place no later than 60 days from the Effective Date of this Agreement. Each Party shall be responsible for all its own expenses relating to attendance at or participation in JSC meetings.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(b) Within 10 days following each JSC meeting, the Party hosting the meeting shall cause to be prepared and will provide to the other Party a draft of reasonably detailed written minutes describing all matters reviewed or considered by the JSC and all determinations made and actions taken by the JSC and a summary of the reasons therefor stated by the members at the meeting. Discussions relating to amendments to the Research Program shall be included in the minutes. The minutes of any meeting of the JSC must be finalized by approval of the members of the JSC within 15 days of the meeting. The final minutes shall include the relevant executed amendments to the Research Plans reflecting the discussed and approved changes. The minutes and the drafts of any minutes shall be the Confidential Information of both Parties.

4.4 Actions. Each Party shall be entitled to cast one vote on matters before the JSC. For the transaction of business, a quorum consisting of not less than one representative of each Party must be present at a meeting. Decisions of the JSC shall be made by unanimous approval, provided that a quorum is present. If the JSC is unable to reach agreement with respect to any decision within the scope of its authority, the Chief Executive Officer of Sangamo (or his/her nominee) and a Senior Vice President of Shire (or his/her nominee) will meet promptly to attempt to resolve the dispute by good faith negotiations. If these individuals are unable to resolve the dispute within [***] of the request for such meeting, then Shire shall[***] provided that such [***] For the avoidance of doubt, Shire shall not [***]. The Parties expressly understand and agree that the[***] will not authorize Shire to [***].

4.5 Term. The term of the JSC shall commence on the Effective Date and continue in effect until the expiration or earlier termination of the Research Term. Thereafter, Shire will provide annually to Sangamo a written summary of, or the Parties will meet annually to share information regarding, Shire’s development and commercialization of Shire ZF Products. For the avoidance of doubt, the term of the JSC shall be re-established for any period during which the Research Term is re-established according to Subsection 3.9(b).

4.6 Change of Control. In the event of a Change of Control of Sangamo during the Research Term, within thirty (30) days of such Change of Control, the Parties shall meet to discuss Shire’s concerns, if any, regarding the effect of such Change of Control. If Shire determines, in good faith and in its sole discretion, that [***] then Shire may, [***] do the following:

(i) For any Research Plan where an [***] or, if a potential [***] or, if applicable, such [***] (ii) For any Research Plan where either an [***] or, if a [***] Shire may (1) maintain the [***] or, if applicable, such [***] In the event Shire assumes all remaining activities of the Research Program with respect to a particular Research Plan according to this Section 4.6, then (v) Sangamo shall promptly[***] that (1) is necessary for the completion of such Research Plan with respect to [***] and shall [***] that are necessary for such completion of such Research Plan, to the extent such [***] in each case solely to complete such Research Plan with respect to the applicable products, or (2) is necessary for Shire to practice the licenses granted under Subsection 7.1(a) with respect to the Shire Target which is the subject of such Research Plan; (w) Sangamo shall (A) [***] (if any) in Sangamo’s possession and control that are required by law or regulation to be maintained [***] (B) for any [***] described in clause (A) but that are in Sangamo’s control and in the possession of a Third Party service provider, [***] provided that Shire

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

[***] and (C) provide [***] that are related to such [***] and used or generated in conducting activities under the applicable Research Plan but are not addressed in clause (A) or (B), which information and materials Sangamo shall maintain for [***] years following Shire’s assumption of such Research Plan and shall not thereafter destroy without providing Shire notice and the opportunity to access such information and materials, and (x) Sangamo shall promptly [***] solely relating to the Research Plans being assumed by Shire, such that Shire may continue, to the extent possible without interruption, the activities under such Research Plans and Shire’s clinical development activities; provided that [***] but is otherwise necessary for Shire to [***] then Sangamo shall use [***] so long as Shire [***] prior to the applicable due date [***] (y) Sangamo shall provide, [***] to the extent that Sangamo has the [***] and then available [***] and (z) Shire shall provide [***] to Sangamo a report of its progress under the Research Program. Solely in the event Shire assumes remaining activities under a Research Plan under which Sangamo is [***].

5	CLINICAL DEVELOPMENT AND COMMERCIALIZATION

5.1 Shire Responsibilities.

During the Term:

(a) Subject to Subsections 5.1(b) and 5.4(a), Shire shall be solely responsible for and have sole discretion over (i) the planning and conduct of, and expenses associated with, clinical trials of Shire ZF Products; (ii) all regulatory filings and interactions with regulatory agencies with respect to such Shire ZF Products, except those filings and interactions in connection with any IND/CTA under a Research Plan; (iii) the selection of the countries in which Shire will pursue and maintain Marketing Approvals for such Shire ZF Products and expenses related to obtaining and maintaining such Marketing Approvals; and (iv) commercialization of such Shire ZF Products in the Territory and expenses associated with the commercialization of such Shire ZF Products.

(b) For each Shire Target for which Sangamo has filed an IND or CTA for a Shire ZF Product directed to such Shire Target, or for which Shire has assumed the applicable Research Plan pursuant to Section 4.6, Shire shall use Commercially Reasonable Efforts to obtain Marketing Approval for at least one therapeutic Shire ZF Product directed to such Shire Target in each of the United States and at least one Major European Country. For the avoidance of doubt, if [***] Shire may [***].

(c) In the event that a Shire Target for which Sangamo has filed or intends to file an IND, CTA, or other foreign equivalent qualifies for an orphan drug designation, that designation will be in the name of Shire or one of its Affiliates.

5.2 Sangamo Responsibilities.

During the Term:

(a) In order to permit Shire to conduct clinical trials without substantial delay, at the direction of the JSC and at least 60 days prior to filing an IND/CTA for a Shire ZF Product

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(or in the event Shire assumes all remaining activities of a Research Plan in accordance with Section 4.6), Sangamo will complete the transfer to Shire, in accordance with the Research Plan but subject to Subsection 3.6(c), or otherwise as determined by the JSC and subject to Shire’s reimbursement of Sangamo’s [***] FTE costs and [***] external costs to conduct such transfer, of all Sangamo Know-How (including synthesis protocols and documentation) necessary for Shire to manufacture clinical supplies of such Shire ZF Product according to the specifications and manufacturing techniques then in use by Sangamo for such Shire ZF Product. Sangamo will provide such technical assistance to Shire as necessary to complete the transfer of such Sangamo Know-How in accordance with the Research Plan, subject to Subsection 3.6(c), or otherwise as determined by the JSC and subject to Shire’s reimbursement of Sangamo’s [***] FTE costs and [***] external costs of such technical assistance. In addition, no later than the date on which Sangamo files an IND/CTA for a Shire ZF Product (or in the event Shire assumes all remaining activities of a Research Plan in accordance with Section 4.6), (i) Sangamo will supply to Shire any then-existing supplies of such Shire ZF Product manufactured by or on behalf of Sangamo (except to the extent that any such supplies need to be retained by Sangamo or its manufacturer, consistent with the requirements of regulatory authorities or otherwise as required by law), and (ii) to the extent any manufacturing contracts between Sangamo and a Third Party contract manufacturer are specific to such Shire ZF Product, Sangamo will, if permitted under the terms of the contract, assign such contract to Shire.

(b) After filing and acceptance of an IND/CTA for a Shire ZF Product and upon payment of the development milestone under Section 9.3 for “First acceptance of either an IND or a CTA submission by the applicable regulatory agency”, (i) Shire shall assume sole control, subject to Subsections 5.1(b) and 5.4(a), for all development, regulatory, manufacturing and commercialization activities for such Shire ZF Product, and JSC oversight shall cease for that Shire ZF Product and, in Shire’s discretion, its related Shire Target, and (ii) Sangamo shall (A) promptly assign to Shire such IND/CTA, (B) promptly transfer to Shire all information and materials in Sangamo’s possession and control that are required by law or regulation to be maintained by the holder of such IND/CTA, (C) for any information and materials of the type otherwise described in clause (B) but that are in Sangamo’s control and in the possession of a Third Party service provider, either assign to Shire such contract (which contract Shire shall assume), to the extent assignable, and if not assignable (either by its terms or because it does not relate solely to such Shire ZF Product), provide access to such information and materials to Shire, provided that Shire bears all costs for maintenance of and access to such information and materials, (D) provide Shire access, to the extent reasonably requested by Shire and necessary or useful for Shire to pursue the clinical development and Marketing Approval of (or the maintenance of Marketing Approval of) such Shire ZF Product, to any information and materials in Sangamo’s control that are related to such Shire ZF Product and used or generated in conducting activities under the applicable Research Plan but are not addressed in clause (B) or (C), which information and materials Sangamo shall maintain for two (2) years following assignment of the IND/CTA to Shire and shall not thereafter destroy without providing Shire notice and the opportunity to access such information and materials, and (E) provide, at Shire’s expense, such technical assistance as Shire may reasonably request to assist Shire in the clinical development, Marketing Approval and commercialization of such Shire ZF Product during the Royalty Period for such Shire ZF Product, to the extent that Sangamo has the relevant expertise and then available capacity by functional group or is capable of acquiring sufficient capacity through the use of Commercially Reasonable Efforts.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(c) If, after completion of activities under a Research Plan for a Shire Target, Shire desires to (i) change one or more Shire ZF Compounds in the Shire Target Specific Product directed to such Shire Target or (ii) change one or more [***] in the [***] directed to such Shire Target, as applicable, Shire shall notify Sangamo in writing, identifying the proposed change; provided that (A) any such change to a Shire ZF Compound shall not change the Shire Target to which such Shire ZF Compound Specifically Binds and shall not cause such Shire ZF Compound to Specifically Bind any other Target or chromosomal location other than the Shire Target, (B) any such change to a [***] shall not result in a ZF Compound that is identical in amino acid sequence to a ZF Compound that Sangamo or its Affiliates or Third Party licensees or collaborators is pursuing or to which Sangamo or its Affiliate has granted or intends to grant, pursuant to a then-existing bona fide written document (including a term sheet or letter of intent), exclusive or non-exclusive rights to a Third Party (each such ZF Compound, an “Excluded Compound”), and (C) any such change to a [***], if it changes the [***] to which such [***] Specifically Binds, shall cause such ZF Compound to Specifically Bind to a different locus that is also a [***]. If such notice includes a proposed change to a [***], then Sangamo shall notify Shire, within fifteen (15) days after receipt of such notice from Shire, if such modified ZF Compound is identical in amino acid sequence to an Excluded Compound, in which case, Shire shall not research, develop or commercialize such modified ZF Compound. If, in the case of a [***], the modified ZF Compound is not identical in amino acid sequence to an Excluded Compound, and for all Shire ZF Compounds and [***], in each case if such change complies with the rules set forth above, Sangamo shall notify Shire, within such fifteen (15)-day period, whether (i) Sangamo would conduct the necessary development activities, in which case Sangamo shall use commercially reasonable efforts to develop the modified ZF Compound, at Shire’s expense, pursuant to a Research Plan or (ii) Sangamo declines to conduct the necessary development activities, in which case Shire has the right to conduct such activities; provided that in no event shall Sangamo be obligated to disclose to Shire any Know-How related to the design of ZF Compounds. Upon successful development of the modified ZF Compound by Sangamo or Shire, the modified ZF Compound shall be deemed a Shire ZF Compound or [***], as applicable.

5.3 Clinical Development.

(a) Upon the filing and acceptance of an IND/CTA for a particular Shire ZF Product, Shire shall, itself or through its Sublicensees hereunder, or any Affiliates of any of the foregoing, or Third Parties, complete clinical development activities and seek Marketing Approval for such Shire ZF Product in accordance with a Clinical Development Plan for such Shire ZF Product, subject to Subsection 5.1(b). Each Clinical Development Plan will be developed, and amended from time to time, by Shire. Each Clinical Development Plan, including each such amendment, will be presented in the form of a written summary provided to Sangamo that includes sufficient detail for Sangamo to understand the activities planned by Shire and Shire’s anticipated timelines for performing such activities.

(b)Shire shall provide Sangamo with prompt written notice of Shire’s decision to change the Donor Nucleic Acid in any Shire ZF Product, such notice to include the nucleic acid sequence of the new Donor Nucleic Acid.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(c) Shire shall keep Sangamo informed about the status of Shire’s clinical development activity by providing, in a timely manner, a copy of the clinical study report synopsis for each clinical trial arising out of such activity. Shire will use reasonable efforts to keep Sangamo informed as to material developments in clinical trials, prior to issuing press releases about such developments.

(d) [***] prior to the first IND filing respecting [***] the Parties agree to meet to negotiate and draft a [***] as it stands at the time of such [***].

5.4 Commercialization.

(a) Shire and its Affiliates, as appropriate, shall use Commercially Reasonable Efforts to commercialize each Shire ZF Product in each country for which Marketing Approval of such Shire ZF Product is obtained.

(b) In performing its marketing and promotion activities in respect of Shire ZF Products, Shire and its Affiliates shall comply with all applicable laws, regulations and guidelines concerning such promotional activities.

6	SUPPLY AND MANUFACTURE

6.1 Shire’s Exclusive Right to Manufacture. Except as permitted under this Agreement for Sangamo to meet its obligations under this Agreement, Shire shall have the exclusive right in the Territory to manufacture Shire ZF Compounds and Shire ZF Products for use in the applicable Field, either directly or through one or more Affiliates or Third Parties selected by Shire in its sole discretion.

6.2 Requirements regarding Supply and Manufacture. Each of the Parties agrees that all supply and manufacture of Shire ZF Compound and Shire ZF Product, as the case may be, pursuant to this Agreement, whether by a Party or a Third Party, shall comply with all applicable legal and regulatory requirements, including applicable good manufacturing practices.

7	GRANT OF LICENSES

7.1 Grants by Sangamo

(a) License Grant. Subject to the terms and conditions of this Agreement, Sangamo hereby grants to Shire an exclusive, royalty-bearing license, with the right to sublicense as provided in Subsection 7.1(b), under the Sangamo Licensed Technology, (i) to make, have made, use, and import Shire ZF Compounds and [***] in the Territory solely for the purpose of developing and commercializing Shire ZF Products pursuant to the license granted in Subsection 7.1(a)(ii), and (ii) to make, have made, use, develop, sell, offer for sale, and import Shire ZF Products in the applicable Field in the Territory.

(b) Sublicenses.

(i) Affiliates. Subject to the terms and conditions of this Agreement, Shire may grant to one or more of its Affiliates a sublicense under the rights granted to Shire

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

under Subsection 7.1(a). Such sublicense may be in whole or in part of the rights granted to Shire under Subsection 7.1(a) and may be on a country by country basis. Shire shall remain responsible for the performance of such Affiliates under such rights to the same extent as if such activities were conducted by Shire, and shall remain responsible for any payments due hereunder with respect to activities of such Affiliates.

(ii) Third Parties. Subject to the terms and conditions of this Agreement, Shire may also grant, through one or more tiers, to Third Parties a sublicense under the rights granted to Shire under Subsection 7.1(a). Such sublicense may be in whole or in part of the rights granted to Shire under Subsection 7.1(a) and may be on a country by country basis. Shire shall remain responsible for any payments due hereunder with respect to activities of the Sublicensee. In the event of termination of this Agreement by Sangamo pursuant to Section 14.2 or 14.3, any permitted sublicense under this Subsection 7.1(b)(ii) shall, at the Sublicensee’s option, survive such termination, provided that the Sublicensee is not in material breach of any of its obligations under such sublicense. In the event of termination of this Agreement by Shire pursuant to Section 14.4, any permitted sublicense under this Subsection 7.1(b)(ii) shall, at the Sublicensee’s option and with Sangamo’s prior written consent, not to be unreasonably withheld, conditioned, or delayed, survive such termination, provided that the Sublicensee is not in material breach of any of its obligations under such sublicense. In order to effect this provision, at the request of the Sublicensee and, if applicable, with consent of Sangamo pursuant to the preceding sentence, Sangamo shall enter into a direct license with the Sublicensee on substantially the same terms as the sublicense, provided that Sangamo shall not be required to undertake obligations in addition to those required by this Agreement, and that Sangamo’s rights under such direct license shall be consistent with its rights under this Agreement, taking into account the scope of the license granted under such direct license.

(iii) Notice. With respect to any sublicense agreement that includes a sublicense under a Third Party License that requires Sangamo to provide the applicable Third Party licensor a copy of any sublicense agreement or a summary of the terms of such sublicense agreement, Shire shall provide Sangamo with such copy or summary within fifteen (15) days of the execution of such sublicense agreement. Any such copy or summary shall be treated by Sangamo as Shire’s Confidential Information.

(iv) Requirements. Each agreement in which Shire grants a sublicense under the license granted in Subsection 7.1(a) shall be subject to (i) the applicable terms and conditions of this Agreement and (ii) the applicable terms and conditions set forth in Schedule 7.6B of any Third Party Licenses sublicensed to the Sublicensee, and shall expressly include the terms set forth in Schedule 7.1(b)(iv) respecting each Third Party License sublicensed to the Sublicensee.

(v) Direct Sublicense from Sangamo. If Shire cannot grant further sublicenses under a particular Third Party License, then at Shire’s request in conjunction with Shire’s granting of a sublicense to a Sublicensee under this Subsection 7.1(b), subject to Subsection 7.1(b)(vi), Sangamo shall grant a sublicense under such Third Party License to such Sublicensee on terms that are consistent with the Third Party License, the sublicense granted by Shire to such Sublicensee and the terms of this Agreement.

(vi) Payments under Third Party Licenses. Notwithstanding anything in Section 10.4 to the contrary, Shire shall be solely responsible for paying any sublicense issuance and sublicense maintenance fees owed to Third Parties pursuant to Third Party Licenses on account of the grant of a sublicense by Shire or its Sublicensees or by Sangamo pursuant to Subsection 7.1(b)(v), which fees are set forth in Schedule 7.1(b)(vi).

7.2 Grant by Shire. Subject to the terms and conditions of this Agreement, Shire hereby grants to Sangamo a royalty-free, non-exclusive license, with the right to grant sublicenses only to permitted Subcontractors under Section 3.5, under all Shire Patent Rights and other intellectual property rights Controlled by Shire and its Affiliates as of the Effective Date or that come into the Control of Shire and its Affiliates during the Research Term solely as necessary to perform the activities to be performed by or on behalf of Sangamo under the Research Program during the Research Term.

7.3 Exclusivity. During the Term, Sangamo shall not work independently of this Agreement for itself or any Affiliate or Third Party (including the grant of any license to any Third Party) with respect to the discovery or research of any product that is intended to be used clinically or diagnostically to (1) [***] or (2) [***]other than through the [***]. During the Term, Sangamo shall not work independently of this Agreement for itself or any Affiliate or Third Party (including the grant of any license to any Third Party) with respect to the development or commercialization, for therapeutic or diagnostic purposes, of (a) any product that can be used clinically or diagnostically to (1) [***], or (2) [***] other than through the [***], (b) any Shire ZF Product, (c) any ZF Compound that Specifically Binds a Shire Target, or (d) any [***]. [***] in each case (i), (ii) and (iii) unless and until such [***]. For the avoidance of doubt and not by way of limitation, during the Term, Sangamo shall not work independently of this Agreement for itself or any Affiliate or Third Party (including the grant of any license to any Third Party) on any therapeutic product containing a ZF Compound or process employing a ZF Compound that (i) with respect to either the Factor VII gene and Factor X gene, for so long as each such gene is a Shire Target and not a Terminated Target, provides a functional copy of such gene, or (ii) with respect to any other Shire Target, corrects expression of such defective Shire Target or provides a functional copy of the protein encoded by the non-defective version of such Shire Target. Sangamo’s obligations under this Section 7.3 shall terminate with respect to a Target when it ceases to be a Shire Target and becomes a Terminated Target. Shire acknowledges that Sangamo, prior to the Effective Date, entered into agreements pursuant to which it granted licenses to Third Parties with respect to research and agricultural uses of ZF Compounds and that such licenses are not prohibited by this Section 7.3. If Sangamo acquires a Third Party that is, prior to such acquisition, researching, developing or commercializing a product or service described in the first two sentences of this Section 7.3, Sangamo (i) [***] (ii) shall not [***] (iii) shall not [***] and (iv) shall [***] the obligations of Sangamo under this Section 7.3 shall not apply to any product or service that (1)[***].

Sangamo shall notify Shire promptly if it decides to [***] or if it is contacted by a Third Party to[***] in each case with respect to a [***] provided, however, that Sangamo shall not [***] Upon Shire’s request within [***] days after such notice, the Parties will negotiate in good faith for up to sixty (60) days (the “Negotiation Period”) regarding the terms under which Sangamo [***] Sangamo may engage in [***].

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

7.4 No Implied Rights. Except as expressly provided in this Agreement, neither Party shall be deemed by estoppel, implication or otherwise to have granted the other Party any license or other right with respect to any intellectual property of such Party.

7.5 Negative Covenant. Each Party covenants that it will not knowingly use or practice any of the other Party’s intellectual property rights licensed to it under this Article 7 except for the purposes expressly permitted in the applicable license grant.

7.6 Third Party Licenses. The licenses granted to Shire in Subsection 7.1(a) include sublicenses under Sangamo Licensed Technology licensed to Sangamo pursuant to Third Party Licenses, which sublicenses are subject to the terms set forth on Schedule 7.6A, which terms Shire hereby acknowledges. Schedule 7.6B sets forth those obligations under the Third Party License that are obligations of Shire under this Agreement. Shire hereby agrees to be bound by the terms set forth in Schedule 7.6B.

8	REPRESENTATIONS AND WARRANTIES

8.1 Mutual Representations. Each Party represents and warrants to the other Party as follows as of the Effective Date:

(a) Organization. Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b) Authorization and Enforcement of Obligations. Such Party: (i) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, (ii) has the requisite resources and expertise to perform its obligations hereunder, and (iii) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

(c) Consents. All necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained.

(d) No Conflict. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder: (i) do not conflict with or violate any requirement of applicable laws, regulations or orders of governmental bodies, (ii) do not conflict with, or constitute a breach or default under, any contractual obligation of such Party, and (iii) do not conflict with or result in a breach of any provision of the organizational documents of such Party.

8.2 Additional Sangamo Representations. Sangamo further represents and warrants to Shire as of the Effective Date as follows:

(a) No Conflicts. Sangamo has not granted, and will not grant during the Term, any rights that are inconsistent with the rights granted to Shire herein. Neither Sangamo nor its Affiliates has entered into any agreement, arrangement or understanding with any Third Party that is inconsistent with the provisions of this Agreement. Sangamo has the right to grant the licenses granted in Subsection 7.1(a).

(b) Litigation. Except as set forth in Schedule 8.2(b), there are no actions, suits, proceedings or investigations pending or, to its knowledge, threatened against Sangamo before any court, government or regulatory body, agency, commission, official or any arbitrator that is reasonably expected to have an adverse effect on Sangamo’s ability to consummate the transactions contemplated hereby.

(c) Sangamo Intellectual Property. Schedule 1.57 is an accurate listing by owner, inventor(s), serial number, filing date, country, and status of all of the Sangamo Patent Rights. Except as set forth in Schedule 8.2(c), Sangamo owns, is the licensee in good standing of, or Controls all Sangamo Licensed Technology. Except as set forth in Schedule 8.2(c), (i) there is no fact or circumstance known to Sangamo that would cause Sangamo to reasonably conclude that any of the issued patents in the Sangamo Patent Rights is invalid or unenforceable, (ii) the inventorship of each Sangamo Patent Right owned by Sangamo and, to Sangamo’s knowledge, of each Sangamo Patent Right licensed to Sangamo, is properly identified on each patent, (iii) all official fees, maintenance fees and annuities for the Sangamo Patent Rights owned by Sangamo and, to Sangamo’s knowledge, for the Sangamo Patent Rights licensed to Sangamo, have been paid and all administrative procedures with governmental agencies have been completed for the Sangamo Patent Rights owned by Sangamo and, to Sangamo’s knowledge, for the Sangamo Patent Rights licensed to Sangamo, such that the Sangamo Patent Rights owned by Sangamo and, to Sangamo’s knowledge, the Sangamo Patent Rights licensed to Sangamo are subsisting and in good standing, (iv) Sangamo, including its employees and agents, has complied with its U.S. PTO duty of disclosure respecting the prosecution of all of the Sangamo Patent Rights, and, to Sangamo’s knowledge, the licensors of the Existing Third Party Licenses, including their employees and agents, have complied with the U.S. PTO duty of disclosure respecting the prosecution of the applicable Sangamo Patent Rights, (v) none of the Sangamo Patent Rights owned by Sangamo, and to Sangamo’s knowledge none of the Sangamo Patent Rights licensed to Sangamo, is currently involved in any interference, reissue, re-examination, cancellation or opposition proceeding and neither Sangamo, nor any of its Affiliates, has received any written notice from any person of such actual or threatened proceeding, (vi) Sangamo has not done or omitted to do anything which may cause Sangamo Patent Rights in existence as of the Effective Date to lapse prematurely, (vii) Sangamo has not received notice that any of the Sangamo Patent Rights is the subject of a compulsory licence, and (viii) Sangamo has disclosed to Shire all information of which it is aware or which is in its possession or control that is material to the novelty or validity of the Sangamo Patent Rights in existence as of the Effective Date and any challenges thereto.

(d) Third Party Intellectual Property. Sangamo is not aware of, or, alternatively, has described in Schedule 8.2(d), any Patent Rights or other intellectual property rights of any Third Party that could materially adversely affect Sangamo’s ability to consummate the transactions contemplated hereby with respect to (1) the experiments contemplated in the Research Plans set forth in Schedule 3.3, (2) the zinc finger protein technology platform, (3) zinc finger proteins targeted to an Initial Target, [***], or the native locus of [***], (4) Donor Nucleic Acids encoding a protein encoded by an Initial Target or by the [***] (5) [***] for zinc finger nucleases, and (6) [***] for zinc finger proteins (collectively, the “Initial Subject Matter”). To

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Sangamo’s knowledge, except as identified in Schedule 8.2(d), (i) the exercise of Shire’s rights granted under and contemplated by this Agreement with respect to the Initial Subject Matter will not infringe or conflict with any Third Party intellectual property rights and will not result in any obligation by Shire to any Third Party, and (ii) there are no pending Third Party patent applications which, if issued with the currently pending or published claims, would materially adversely affect the right of Shire to practice the Sangamo Licensed Technology as contemplated by this Agreement with respect to the Initial Subject Matter. Sangamo has disclosed to Shire all information of which it is aware or which is in its possession or control that is material to evaluating any Third Party intellectual property rights which might be an obstacle to Shire’s commercialization of the Sangamo Licensed Technology to the extent related to the Initial Subject Matter. Sangamo agrees to immediately notify Shire in writing in the event that Sangamo becomes aware of any patent, trade secret or other right of the nature referred to in this Subsection 8.2(d). For the avoidance of doubt, a disclosure of any item or other matter in Schedule 8.2(d) is not an admission or indication that such item or other matter is required to be disclosed, or an admission of any current or potential obligation or liability to any Third Party or of any actual or potential breach or violation of any law or regulation.

(e) Third Party Infringement. So far as Sangamo is aware, except as set forth in Schedule 8.2(e), no Third Party is infringing or has infringed any of the Sangamo Patent Rights or has misappropriated any of the Sangamo Know-How.

(f) Existing Third Party Licenses. The Existing Third Party Licenses are in full force and effect as modified or amended prior to the Effective Date. Neither Sangamo nor, to Sangamo’s knowledge, any Third Party licensor is in default with respect to a material obligation under, and neither such party has claimed or, to Sangamo’s knowledge, has grounds upon which to claim that the other party is in default with respect to a material obligation under, any Existing Third Party License. Sangamo will promptly provide Shire with a copy of any amendments to the Existing Third Party Licenses made after the Effective Date and will not amend the Existing Third Party Licenses in a manner that will materially adversely affect Shire’s rights under this Agreement, without Shire’s prior written consent. Except as identified in Schedule 8.2(f), Sangamo does not Control any other Third Party intellectual property necessary or useful for Shire to practice the licenses granted under this Agreement.

(g) Other Encumbrances. No order has been made, no petition has been presented, no board meeting has been convened to consider a resolution, and no resolution has been passed, for the winding up or dissolution of Sangamo; (b) no agreement or arrangement with creditors for [***] of Sangamo’s intellectual property assets for the benefit of creditors exists or has been proposed in respect of the Sangamo Patent Rights or Sangamo Know-How; and (c) no event has occurred causing, or which upon instruction or notice by any Third Party may cause, any security interest to be perfected in the Sangamo Patent Rights or Sangamo Know-How.

(h) Confidentiality. Sangamo has entered into all confidentiality agreements necessary to be in compliance with this Agreement as of the Effective Date.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(i) Disclosure. Sangamo, to its knowledge, has disclosed to Shire all information respecting zinc finger technology in Sangamo’s possession or Control material to Shire’s decision to enter into this Agreement.

8.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND PARTICULARLY THE PARTIES DISCLAIM ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9	PAYMENTS AND VALUE ADDED TAX

9.1 License Fee. Within ten (10) business days after the Effective Date, Shire shall pay to Sangamo a non-creditable, non-refundable license fee of thirteen million U.S. dollars ($13,000,000.00).

9.2 Ongoing Research and Development Payments. In respect of the activities conducted by or on behalf of Sangamo under the Research Plans, Shire shall make non-creditable, non-refundable quarterly payments in U.S. dollars to reimburse Sangamo for actual costs incurred as specified in Section 3.6. Subject to any good faith disputes promptly brought to Sangamo’s attention and for which Shire is diligently seeking resolution, Shire shall pay such invoices within 30 days of the date of receipt of the invoice.

9.3 Milestone Payments. Shire will make the following non-refundable, non-creditable payments (“Milestone Payments”) to Sangamo within thirty (30) business days after the first occurrence of each of the following events by Shire or its Affiliates or Sublicensees (“Milestone Events”) on a Shire Target-by-Shire Target basis:

Milestone Event		Milestone Payment (in Millions (“M”) in USD). Respecting Milestone Events 1-4, for the first Shire ZF Product to achieve the Milestone Event on a Shire Target-by-Shire Target Basis

1	[***]	$1M

2	First acceptance of either an IND or a CTA submission by the applicable regulatory agency	$7.5M

[***]	[***]	[***	]

[***]	[***]	[***	]

[***]	[***]	[***	]

[***]	[***]	[***	]

[***]	[***]	[***	]

[***]	[***]	[***	]

[***]	[***]	[***	]

[***]	[***]	[***	]

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(i) Milestone Payments shall be made [***]

(ii) Following the First Commercial Sale of a Shire ZF Product for any indication, Shire may seek [***] as used herein, means any [***] that is related to the[***] are (i) treating substantially [***] (ii) achieving one or more of the [***] (iii) expanding the [***] (iv) expanding the [***] For the avoidance of doubt, Milestone Payments [***] shall not be due in the event [***] Less likely is that Shire will [***] as used herein, means any [***] An example of an [***] would be [***].

(iii) If a Shire ZF Product for a specific Shire Target is discontinued in development after Shire has paid one or more Milestone Payments for Milestone Events achieved by such Shire ZF Product and [***] then [***].

(iv) If more than one Milestone Event is achieved in the same year, all applicable Milestone Payments shall be payable for such year.

(v) No Milestone Payments shall accrue and be due for a terminated Shire Target (or all Shire Targets if this Agreement is terminated in its entirety), for a Milestone Event that occurs after notice has been given by Shire or the JSC for termination pursuant to [***].

(vi) In the event that a Milestone Payment is based on a [***] Event for an indication that is an indication with less than [***] For the avoidance of doubt, this Subsection 9.3(vi) shall not apply to [***].

9.4 Earned Royalties. Shire shall pay Sangamo a royalty calculated as the following percentages of the annual Net Sales of all Shire ZF Products on a Shire Target-by-Shire Target basis (the “Earned Royalties”).

Annual Net Sales for all Shire ZF Products for a Shire Target	Royalty Rate

Amount of annual Net Sales up to or equal to [***]	[***	]%

Amount of annual Net Sales over [***]	[***	]%

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

For example, for annual Net Sales of [***] of all Shire ZF Products for a particular Shire Target, the total Earned Royalty would be calculated as follows:

[***]

(i) Only one Earned Royalty shall be payable on a single Shire ZF Product regardless of the number of Sangamo Patent Rights, Joint Patent Rights and [***] covering such Shire ZF Product. For the avoidance of doubt, only one Earned Royalty shall be payable on a single Shire ZF Product regardless of the number of ZF Compounds in the Shire ZF Product and regardless of whether the Shire ZF Product contains both diagnostic and therapeutic components.

(ii) [***]. In the event Shire, or the JSC as appropriate, reasonably believes it Necessary to Obtain a License (as defined in Subsection 10.4(b)) from a Third Party pursuant to Section 10.4 under the Third Party’s intellectual property rights to research, develop, manufacture or commercialize particular Shire ZF Products (but not including any part of a combination product that is not a Shire ZF Product), and a license is obtained in accordance with Sections 10.4(c), 10.4(d), or 10.4(e), then Shire shall be entitled to the [***].

(iii) [***]

(A) The Earned Royalties due to Sangamo for Net Sales of a Shire ZF Product in a country shall be[***] if following the [***] the [***] in such country of such Shire ZF Product in any [***] are [***] by more than [***] of such Shire ZF Product in such country [***] immediately prior to the [***] in such country. If such [***] takes effect, it will apply for each [***] thereafter in which the [***] of such Shire ZF Product in such country remain [***] by at [***]%[***] of such Shire ZF Product in such country [***] immediately prior to the [***] in such country.

(B) The Earned Royalties due to Sangamo for Net Sales of a Shire ZF Product in a country shall be [***]%[***] if following [***] respecting such Shire ZF Product in such country[***] in such country of such Shire ZF Product in [***]% [***] of such Shire ZF Product in such country [***] immediately prior to the first sale of such Generic Product in such country. If such reduction takes effect, it will apply for [***] thereafter in which the [***] of such Shire ZF Product in such country remain [***]%[***] of such Shire ZF Product in such country [***] immediately prior to [***] in such country.

(C) For clarity, subsections (A) and (B) shall not apply simultaneously. Notwithstanding anything to the contrary, if any [***] in a country in which (A) or (B) applies, the [***].

9.5 Following expiration of the Royalty Period for any Shire ZF Product in any country, no further Earned Royalties shall be payable to Sangamo in respect of Net Sales of such Shire ZF Product in such country and thereafter the licenses granted to Shire hereunder with respect to such Shire ZF Product in such country shall be fully paid-up, exclusive, irrevocable and royalty-free; provided, however, that if after the expiration of the Royalty Period for a Shire ZF Product in a country any payments are due by Sangamo to Third Parties under the Third Party Licenses on account of Shire’s or its Affiliates’ or Sublicensees’ development or sale of a

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Shire ZF Product in a country after the expiration of the Royalty Period for such Shire ZF Product in such country, Shire shall pay to Sangamo such amounts due to such Third Parties under any such Third Party License, and the sublicense with respect to the applicable Sangamo Licensed Technology shall be fully-paid up, exclusive, irrevocable and royalty-free only after all such payment obligations expire. Schedule 9.5 identifies those Existing Third Party Licenses in which Sangamo’s payment obligations may extend beyond the Royalty Period.

9.6 Payment of Earned Royalties. Earned Royalties shall become due and payable forty-five (45) days following the end of the calendar quarter during which such First Commercial Sales occur, and within forty-five (45) days of the end of each calendar quarter thereafter during the Royalty Period, for sales made during each such calendar quarter.

9.7 Payments for Third Party IP Rights. To the extent that Sangamo obtains a license to any Third Party intellectual property rights and grants Shire a sublicense under such Third Party intellectual property rights pursuant to Subsection 10.4(c) or 10.4(e) (thus causing the applicable license agreement to be a Third Party License), Shire shall pay to Sangamo all payments due by Shire to Sangamo under such sublicense within thirty (30) days after the applicable due date in such Third Party License and provide to Sangamo, at least ten (10) days before the applicable due date in such Third Party License, all reports required under the applicable license agreement between Sangamo and such Third Party on account of Shire’s and its Affiliates’ and Sublicensees’ development, manufacture and commercialization of Shire ZF Products, such that Sangamo may comply with all payment and reporting obligations under such license agreements. Provided it receives such items in a timely manner, Sangamo shall pay such amounts to, and file such reports with, the applicable Third Party on or before the applicable due date.

9.8 Royalty Reports.

(a) Within 45 days after the end of each calendar quarter during the Royalty Period, Shire shall furnish to Sangamo a written report showing in reasonably specific detail, on a Shire ZF Product-by-Shire ZF Product and country-by-country basis: (i) the Gross Sales of all Shire ZF Product sold by Shire, its Sublicensees hereunder and their respective Affiliates during such calendar quarter, (ii) the calculation of Net Sales from Gross Sales of Shire ZF Product, (iii) the withholding taxes, if any, required by law to be deducted with respect to royalties due on such sales and (iv) the exchange rates, if any, used in determining the amount payable to Sangamo in United States dollars.

(b) With respect to sales of Shire ZF Product invoiced in United States dollars, all such amounts shall be expressed in United States dollars. With respect to sales of Shire ZF Product invoiced in a currency other than United States dollars, all such amounts shall be expressed both in the currency in which the amount is invoiced and in the United States dollar equivalent. Whenever for the purpose of calculating Net Sales, conversion from any foreign currency shall be required, the amount of such sales in foreign currencies shall be converted into US dollars using the exchange rate for the relevant month as determined by Shire’s accounting policies (the “Monthly Rate”), such Monthly Rate being determined as the last price rate of exchange for such currencies on the last business day of the immediately preceding calendar month as published on Bloomberg page FXC (or such other publication as may be agreed between the Parties from time to time).

(c) Shire shall keep complete and accurate records in sufficient detail to enable the royalties and Milestone Payments based on Net Sales payable under this Article 9 to be determined.

9.9 Audits.

(a) Upon fourteen days advance written request by Sangamo and not more than once in each calendar year, Shire, its Sublicensees and their Affiliates shall permit an independent certified public accounting firm of internationally recognized standing, selected by Sangamo and reasonably acceptable to Shire, at Sangamo’s expense, to have access during normal business hours to such of the records of Shire, its Sublicensees hereunder and their respective Affiliates as may be reasonably necessary to verify the accuracy of the royalty reports and Milestone Payments based on Net Sales hereunder for any year ending not more than eighteen (18) months prior to the date of such request. No year may be audited more than once, except for cause. The accounting firm will enter a confidentiality agreement reasonably acceptable to Shire governing the use and disclosure of Shire’s information disclosed to such firm, and such firm shall disclose to Sangamo only whether the reports are correct or not and the specific details concerning any discrepancies, which information shall be Confidential Information of Shire.

(b) Unless disputed by Shire or Sangamo in good faith, if such accounting firm concludes that the royalties or Milestone Payments based on Net Sales paid during the audited period were more or less than the royalties and Milestone Payments based on Net Sales due, Shire shall pay any additional amounts due, and Sangamo will refund any amounts overpaid, in each case plus interest as set forth in Section 9.13, within thirty (30) days after the date the written report of the accounting firm so concluding is delivered to Sangamo and Shire. The fees charged by such accounting firm shall be paid by Sangamo; provided, that if the audit discloses that the royalties and Milestone Payments payable by Shire for such period have been underpaid by [***] then, subject to Subsection 9.9(c), Shire shall pay the reasonable fees and expenses charged by such accounting firm.

(c) In the event of a good faith dispute by Shire or Sangamo regarding the result of an audit made pursuant to this Section 9.9, the Parties shall agree in good faith on an alternative independent certified public accounting firm of internationally recognized standing to perform a second audit. If such audit is requested by Shire because Shire was found by the initial audit to have underpaid and the second audit confirms that Shire underpaid, then Shire shall bear all costs associated with the second audit. If such audit is requested by Sangamo because Shire was found by the initial audit to have overpaid and the second audit confirms that Shire overpaid, then Sangamo shall bear all costs associated with the second audit. Notwithstanding the above, in the event that the second audit confirms the findings of the first audit, the requesting Party shall pay. No over or under payment indicated by the initial audit shall be payable in the event of a dispute until the second audit is complete and such second audit shall be binding on the Parties, with any under or over payment determined thereby, plus interest as set forth in Section 9.13, being payable within thirty (30) days after the date the written report of the accounting firm so concluding is delivered to Sangamo and Shire.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(d) Sangamo shall treat all financial information disclosed by its accounting firm pursuant to this Section 9.9 as Confidential Information of Shire for purposes of Article 11 of this Agreement, and shall cause its accounting firm to do the same.

9.10 Withholding Taxes

(a) As of the Effective Date, the Parties agree that the payments set forth in Sections 9.1 – 9.4 above are not subject to any withholding taxes. If after the Effective Date any laws, rules or regulations change such that withholding of income taxes or other taxes is imposed upon payments set forth in Sections 9.1 – 9.4 above, Shire shall make such withholding payments as required and subtract such withholding payments from the payments due to Sangamo. Shire shall submit appropriate proof of payment of the withholding taxes to Sangamo within a reasonable period of time. At the request of Sangamo, Shire shall give Sangamo such reasonable assistance, which shall include the provision of appropriate certificates of such deductions made together with other supporting documentation as may be required by the relevant tax authority, to enable Sangamo to claim exemption from such withholding or other tax imposed or obtain a repayment thereof or reduction thereof and shall upon request provide such additional documentation from time to time as is reasonably required to confirm the payment of tax.

(b) Notwithstanding Subsection 9.10(a), if Shire is required to make a payment to Sangamo that is subject to a deduction or withholding of tax, then if such withholding or deduction obligation arises as a result of any action by Shire, including any assignment or sublicense, or any failure on the part of Shire to comply with applicable laws or filing or record retention requirements, that has the effect of modifying the tax treatment of the Parties hereto (a “Shire Withholding Tax Action”), then the sum payable by Shire (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that Sangamo receives a sum equal to the sum which it would have received had no such Shire Withholding Tax Action occurred.

(c) Notwithstanding Subsection 9.10(a), if Shire is required to make a payment to Sangamo that is subject to a deduction or withholding of tax, then if such withholding or deduction obligation arises as a result of any action by Sangamo, including any assignment or any failure on the part of Sangamo to comply with applicable laws or filing or record retention requirements, that has the effect of modifying the tax treatment of the Parties hereto, then the sum payable by Shire (in respect of which such deduction or withholding is required to be made) shall be made to Sangamo after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount shall be remitted to the proper governmental authority in accordance with applicable laws.

9.11 Value Added Tax.

(a) All payments stated in Sections 3.2, 3.6 and 9.2 of this Agreement are for the purposes of VAT considered to be both - exclusive of VAT & consideration for the supply of services.

(b) For the purposes of this Section 9.11, Sangamo refers not only to Sangamo but also to any business that this Agreement or part interest in this Agreement may be transferred to.

(c) For the purposes of VAT, the services performed by Sangamo under this agreement shall be considered to be covered by Art 44 of Council Directive 2006/112/EC (or any equivalent provision in the country of performance if performed outside the European Union) and as such will be considered to be liable for VAT in the country where the recipient is established. For the purposes of this agreement, it is understood that Sangamo is established in the USA and Shire AG is established in Switzerland.

(d) If at any stage, the local Tax Authorities assert that they consider the services performed by Sangamo to be subject to local VAT, Sangamo shall in the first instance undertake all reasonable steps to refute any such assertions by the local Tax Authority. Only once this process is completed should Sangamo raise valid tax invoices for the additional VAT liability.

(e) Shire shall take all reasonable steps to recover any additional VAT liability from the same local Tax Authorities by submitting regular claims. Sangamo shall provide all reasonably necessary assistance to facilitate the recovery of this tax. However, if in the event that the tax cannot be recovered then Shire shall be entitled to offset this tax against future payments to Sangamo

(f) Any penalties or interest accruing to incorrect VAT treatment of the supplies made by Sangamo will rest with Sangamo.

(g) Should these services be considered to be subject to Art 44 of Council Directive 2006/112, both Sangamo & Shire warrants that they will fulfill all their necessary VAT reporting requirements in respect of these services.

(h) In the event that an invoice is raised that is subject to VAT but is raised in a currency other than the local currency of the territory from where the tax is being charged, the invoice must additionally display this tax in the local currency of the territory having been converted using the relevant monthly exchange rate published on Bloomberg.

(i) Sangamo hereby represents and warrants that it is not, has never been and has no obligation for whatever reason to be established for VAT purposes in any jurisdiction outside the United States of America. Solely on this basis Shire acknowledges and agrees that: (1) as of the Effective Date, it is a fully taxable entity for VAT purposes in Switzerland; and (2) as of the Effective Date, Shire expects to recover any self-assessed Swiss VAT that Shire will need to report to the Swiss VAT authorities in relation to payments to made by Shire to Sangamo under this Agreement.

(j) Termination: In the event that this agreement is terminated, Shire will be entitled to withhold from any remaining sums payable to Sangamo any outstanding VAT claims from the local Tax Authority. These sums will be paid to Sangamo upon successful refunding of the claims from the local Tax Authority.

9.12 Payment Method. All payments by Shire to Sangamo hereunder shall be in United States dollars in immediately available funds and shall be made by wire transfer to a bank account designated in writing by Sangamo to Shire.

9.13 Late Payments. If a Party does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to the Party from the due date until the date of payment at a per-annum rate of two percent (2%) over the then-current prime rate reported in The Wall Street Journal or the maximum rate allowable by applicable laws, whichever is lower.

10	INTELLECTUAL PROPERTY

10.1 Ownership

(a) Inventions. Except as provided in Subsection 10.1(b) below, (i) each Party, as between such Party and the other Party, shall own all Know-How conceived, discovered, invented, created, made or reduced to practice or tangible medium solely by employees, agents or contractors of such Party (and all Patent Rights claiming such Know-How), and (ii) the Parties shall jointly own and have an undivided one-half interest in and to all Joint Know-How and Joint Patent Rights. All determinations of inventorship under this Agreement shall be made in accordance with the patent law of the United States. Each Party may exploit any Joint Technology without accounting to or obtaining consent from the other Party, subject to the exclusive license of Sangamo’s interest thereunder granted, as part of the Sangamo Licensed Technology, under Subsection 7.1(a), provided, however, that nothing in this Subsection 10.1(a) shall be construed as a grant to any other intellectual property held by the other Party.

(b) Shire [***] Patent Rights. Sangamo agrees to [***] and does hereby [***] to Shire, Sangamo’s entire right, title and interest in and to any [***]. In each case, Sangamo shall execute and deliver to Shire [***] [***], in a mutually agreeable form, within thirty (30) days after such Patent Right comes into existence. Any such [***] [***] and shall constitute Confidential Information of Shire for the purposes of this Agreement unless it is [***] to Sangamo in accordance with this Section 10.1(b), in which case it shall constitute the Confidential Information of Sangamo. Notwithstanding the foregoing or anything to the contrary in this Agreement, Shire shall not, directly or indirectly through Affiliates or Third Parties, practice any of the [***] outside of the scope of the licenses granted to Shire under this Agreement. For any Patent Right that ceases to be a [***] at any time during the Term by virtue of an amendment of the claims, Shire shall [***], and does hereby [***], effective as of the date of such claim amendment, its entire right, title and interest in and to each such Patent Right to Sangamo. In each case, Shire shall execute and deliver to Sangamo a deed(s) of such [***], in a mutually agreeable form, within thirty (30) days after the date such Patent Right ceased to be an [***].

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(c) Personnel Obligations. Each employee, agent or independent contractor of a Party or its respective Affiliates performing work under this Agreement shall, prior to commencing such work, be bound by invention assignment obligations, including : (i) promptly reporting any invention, discovery, process or other intellectual property right; (ii) presently assigning to the applicable Party or Affiliate all of his or her right, title and interest in and to any invention, discovery, process or other intellectual property; (iii) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any patent and patent application; and (iv) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Agreement. It is understood and agreed that such invention assignment agreement need not reference or be specific to this Agreement.

10.2 Preparation, Filing, Prosecution and Maintenance of Patent Rights.

(a) [***].

(i) Preparation of [***]. Shire [***] will be prepared by Sangamo, as set forth in Subsection 10.2(c).

(ii) [***]. With respect to the preparation of any patent application that will be a [***], the Parties shall collaborate in reviewing relevant data, in preparing drafts, and in preparing a final version for filing of such patent application. Shire shall have the final decision making authority, with Sangamo’s prior written consent not to be unreasonably withheld, respecting the content of any application that will be a [***], provided that Shire shall not include in any such application any information beyond that required to meet the requirements of 35 U.S.C. § 112. Shire shall consider in good faith, take into account, and implement where possible the reasonable comments made by Sangamo respecting the preparation and content of any [***]. For the avoidance of doubt, Sangamo shall not file a claim limited to Shire ZF Compounds in any patent application that will not be a [***]. For the purpose of this Subsection 10.2(a)(ii), a “claim limited to Shire ZF Compounds” means a claim that (1) includes language that specifically describes one or more ZF Compounds that Specifically Bind a particular Shire Target, (2) if presumed to be issued, would not be infringed by a ZF Compound (or the manufacture or use of a ZF Compound) that Specifically Binds a locus other than such Shire Target, if such ZF Compound were combined with the non-ZF Compound elements in such claim, and (3) does not include language that specifically describes a product (or the manufacture or use of such product) that is not a Shire Target Specific Product.

(iii) Filing, prosecution and maintenance of [***] [***]. Shire, at its own expense, shall have the sole right (subject to Subsection 10.2(f)) to file, prosecute and maintain, throughout the world, the [***]. Shire shall not, in its filings, change the specification as prepared under Subsection 10.2(a)(ii) or 10.2(c)(i), without Sangamo’s prior written consent not to be unreasonably withheld. Shire shall keep Sangamo informed as to material developments with respect to the filing, prosecution and maintenance of the [***], including by providing, copies of all office actions or any other substantive documents received from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions. Shire shall provide drafts of submissions relating thereto, including drafts of any material filings or responses to be made to such patent offices, within a

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

reasonable amount of time in advance of submitting such filings or responses to permit Sangamo an opportunity to review and comment thereon. Shire shall consider in good faith, take into account and implement where possible the reasonable comments made by Sangamo, including comments directed to preventing any detrimental effect of Shire’s patent prosecution actions on the prosecution or enforcement of any Genus [***], Sangamo Patent Rights or other Patent Rights owned or controlled by Sangamo.

(b) Shire Patent Rights. Shire, at its own expense, shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain, throughout the world, any Shire Patent Rights.

(c) [***].

(i) The Parties intend that each [***] and [***] will have the same or substantially the same specification and priority date as (1) certain related Sangamo Patent Rights (that are not [***] or [***]) that include support for the same [***] and/or [***] as does such [***] or [***] or (2) certain other Sangamo Patent Rights (that are not [***]), or other Patent Rights owned or controlled by Sangamo that are not included in the Sangamo Patent Rights, that include support for ZF Compounds that Specifically Bind the same [***] but are not [***] ((1) and (2) collectively, with respect to such [***], the “[***]”). Sangamo shall have the sole right to prepare, and shall be responsible for preparing, at its own expense, the specifications of all [***], which Patent Rights will, if possible, be filed either on the same day as, or as a divisional application claiming priority from, the applicable [***] and [***]. Shire shall have the right to review and comment on patent application drafts that will be a (i) [***] which support or could reasonably be drafted to support a claim to a Shire Target and (ii) [***]. Sangamo shall consider in good faith, take into account and implement where possible the reasonable comments made by Shire, provided that Sangamo does not reasonably determine such comments to be detrimental to the prosecution or enforcement of any [***], Sangamo Patent Rights or other Patent Rights owned or controlled by Sangamo.

(ii) Subject to Subsections 10.2(g) and the remainder of this Subsection 10.2(c)(ii), Sangamo, at its own expense, shall have the sole right to prepare the claims of, file, prosecute and maintain, throughout the world, the [***] that are not [***]. Sangamo shall keep Shire informed as to material developments with respect to the filing, prosecution and maintenance of such [***], including by providing Shire with copies of all material communications (including office actions and notices of interferences, reissues, re-examinations or oppositions) from any patent office regarding such [***] and shall provide Shire drafts of submissions relating thereto, including drafts of any material filings or responses to be made to such patent offices, within a reasonable amount of time in advance of submitting such filings or responses to permit Shire an opportunity to review and comment thereon. Sangamo shall consider in good faith, take into account and implement where possible the reasonable comments made by Shire, provided that Sangamo does not reasonably determine such comments to be detrimental to the prosecution or enforcement of any [***], Sangamo Patent Rights or other Patent Rights owned or controlled by Sangamo.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(d) Sangamo Patent Rights.

(i) Except as provided in Subsection 10.2(c), Sangamo, at its own expense, shall have the sole right (subject to Subsection 10.2(g)) to prepare, file, prosecute and maintain, throughout the world, the Sangamo Patent Rights.

(ii) Sangamo shall keep Shire informed as to material developments with respect to the filing, prosecution and maintenance of such Sangamo Patent Rights, including by providing Shire with copies of all material communications (including office actions and notices of interferences, reissues, re-examinations or oppositions) from any patent office regarding such Sangamo Patent Rights and shall provide Shire drafts of submissions relating thereto, including drafts of any material filings or responses to be made to such patent offices, within a reasonable amount of time in advance of submitting such filings or responses to permit Shire an opportunity to review and comment thereon. Sangamo shall consider in good faith, take into account and implement where possible the reasonable comments made by Shire, provided that Sangamo does not reasonably determine such comments to be detrimental to the prosecution or enforcement of any Sangamo Patent Rights or other Patent Rights owned or controlled by Sangamo.

(e) Joint Patent Rights. If the Parties make any Joint Know-How, the Parties shall promptly meet to discuss and determine whether to seek Joint Patent Rights thereon. If either Party decides to seek any Joint Patent Rights, then Sangamo shall have the first right, but not the obligation, to prepare, file, prosecute and maintain throughout the world, at its expense, any Joint Patent Right (other than a [***], the prosecution of which is governed by Subsection 10.2(a)) that claims the composition, manufacture or use of a ZF Compound or of a product or method containing, employing or made using a ZF Compound, using patent counsel or patent agent selected by Sangamo and reasonably acceptable to Shire. Shire shall have the first right, but not the obligation, to prepare, file, prosecute and maintain throughout the world, at its expense, any other Joint Patent Right (other than a [***], the prosecution of which is governed by Subsection 10.2(a)), using patent counsel or patent agent selected by Shire and reasonably acceptable to Sangamo. The prosecuting Party shall keep the non-prosecuting party informed as to material developments with respect to the filing, prosecution and maintenance of the Joint Patent Rights, including by providing copies of all material communications (including office actions and notices of interferences, reissues, re-examinations or oppositions) from any patent office regarding such Joint Patent Rights and shall provide the non-prosecuting party drafts of submissions relating thereto, including drafts of any material filings or responses to be made to such patent offices, within a reasonable amount of time in advance of submitting such filings or responses to permit the non-prosecuting party an opportunity to review and comment thereon. The prosecuting party shall consider in good faith, take into account and implement where possible the reasonable comments made by the non-prosecuting party.

(f) Shire Abandonment. If Shire elects not to file a patent application covering any Joint Know-How or Know-How that would be a [***], or elects to cease the prosecution and maintenance of any Joint Patent Right or [***] in any country or as a PCT application (and does not elect to file one or more new patent applications covering the subject matter claimed in such Patent Right), Shire will promptly provide Sangamo with written notice, but not less than 30 days if reasonably practical, before any action is required, and will permit Sangamo, at Sangamo’s sole discretion and expense, to file such patent application or continue prosecution or maintenance of such patent application or patent in such country, as applicable.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Upon request from Sangamo, Shire will execute such documents and perform such acts as may be reasonably necessary to permit Sangamo to make such filing or continue such prosecution or maintenance, as applicable, in Shire’s name. Notwithstanding the foregoing, if such Patent Right is a [***] that (i) would have been solely owned by Sangamo but for the [***] pursuant to Subsection 10.1(b) and is a filing in Australia, Canada, a Major European Country, Japan or the United States, then Shire shall [***], and does hereby [***], effective upon Sangamo’s written request, to Sangamo all of Shire’s right, title and interest in such [***] in such jurisdiction or (ii) would have been jointly owned by the Parties but for the [***] pursuant to Subsection 10.1(b) and is a filing in Australia, Canada, a Major European Country, Japan or the United States, then Shire shall [***], and does hereby [***], effective upon Sangamo’s written request, to Sangamo an undivided one-half interest in such [***] in such jurisdiction. Such [***] shall not, after [***] from Shire to Sangamo pursuant to the preceding sentence, be included in Sangamo Patent Rights if they pertain to Australia, Canada, a Major European Country, Japan or the United States.

(g) Sangamo Abandonment. If Sangamo elects not to file a patent application covering any Joint Know-How, or elects to cease the prosecution and maintenance of any Sangamo Patent Right or Joint Patent Right in any country or as a PCT application (and does not elect to file one or more new patent applications covering the subject matter claimed in such Sangamo Patent Right or Joint Patent Right, as applicable), Sangamo will promptly provide Shire with written notice, but not less than 30 days before any action is required, and will permit Shire, at Shire’s sole discretion and expense, to continue prosecution or maintenance of any such Sangamo Patent Right or Joint Patent Right in such country, as applicable, to the extent that no Third Party has a prior right to assume the prosecution or maintenance of such Sangamo Patent Right. Upon request from Shire, Sangamo will execute such documents and perform such acts as may be reasonably necessary to permit Shire to continue such prosecution or maintenance, as applicable.

(h) Patent Term Extensions. In connection with the Marketing Approval of a Shire ZF Product, Shire shall consult with Sangamo before determining which Patent Right, if any, is to be extended, by way, for example, of a Patent Term Restoration and a Supplementary Protection Certificate. Shire shall not have the right to extend in any country (i) a Sangamo Patent Right that is not a [***] or (ii) a Joint Patent Right that is the subject of any such extension for a product other than a Shire ZF Product. Shire shall have the sole discretion to determine whether a Shire Patent Right, a [***] or a [***] is to be extended. Sangamo shall cooperate with Shire to the extent reasonably requested by Shire to effectuate the intent of this Subsection 10.2(h).

(i) Orange Book Listing. In connection with the Marketing Approval of a Shire ZF Product, Shire shall have the sole right, in accordance with applicable laws and regulations, to choose whether a patent(s) is to be listed in the Orange Book or in any similar equivalent thereto in the Territory. Sangamo shall cooperate with Shire to the extent reasonably requested by Shire to effectuate the intent of this Subsection 10.2(i).

(j) Third Party Rights. For the avoidance of doubt, Shire’s rights under this Section 10.2 to file, prosecute and maintain any Sangamo Patent Right licensed to Sangamo under a Third Party License may be exercised in Sangamo’s name and for the benefit of Sangamo, provided that this Section 10.2 shall be subject to the terms of such Third Party License.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

10.3 Enforcement of Patent Rights.

(a) Notice. If either Shire or Sangamo becomes aware of any infringement, anywhere in the world, of (i) any issued patent within the Sangamo Patent Rights or Joint Patent Rights on account of a Third Party’s manufacture, use or sale of a Shire ZF Compound or a Shire ZF Product in the Field, or (ii) any issued patent within the [***] or [***] (an “Infringement”), such Party will promptly notify the other Party in writing to that effect.

(b) Enforcement against a Third Party Infringer.

(i) In the case of any Infringement, [***], but not the obligation, to take action to obtain a discontinuance of the Infringement or bring suit against the applicable Third Party (such Third Party, the “Third Party Infringer”) under the applicable [***] and the [***], within six months from the date of notice and, if with respect to the [***], to join Sangamo as a party plaintiff. Shire shall bear all the expenses of any suit brought by it claiming Infringement of any such Patent Rights. Sangamo shall cooperate with Shire in any such suit as reasonably requested by Shire and at Shire’s expense and shall have the right to consult with Shire and to participate in and, if appropriate, be represented by independent counsel in such litigation at its own expense. Shire shall not, without Sangamo’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Sangamo or admits the invalidity or unenforceability of any such Patent Rights, which consent shall not be unreasonably withheld. If Shire has not taken steps to obtain a discontinuance of infringement of such Patent Rights or filed suit against any such Third Party infringer of such Patent Rights within six months from the date of notice of Infringement, then Sangamo shall have the right, but not the obligation, to bring suit against such Third Party Infringer, provided, that Sangamo shall bear all the expenses of such suit. Shire shall cooperate with Sangamo in any such suit for infringement of such Patent Rights brought by Sangamo against a Third Party (including joining as a party plaintiff) at Sangamo’s request and expense, and shall have the right to consult with Sangamo and to participate in and be represented by independent counsel in such litigation at its own expense. Sangamo shall not, without Shire’s prior written consent, which consent shall not be unreasonably withheld, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Shire or admits the invalidity or unenforceability of any such Patent Rights, or adversely impacts Shire’s ability to maximize Net Sales or impacts market share of Shire ZF Products. The enforcing Party under this Subsection 10.3(b) shall keep the other Party reasonably informed of all material developments in connection with any such suit.

(ii) Any recoveries obtained by either Party as a result of any proceeding against a Third Party Infringer under this Subsection 10.3(b) shall be allocated as follows:

(A) Such recovery shall first be used to reimburse the enforcing Party for all out-of-pocket litigation costs in connection with such litigation paid by that Party, and then to reimburse out-of-pocket litigation costs paid by the other Party;

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(B) If Shire is the enforcing Party against an Infringement in the Field, with respect to any remaining portion of such recovery, Sangamo shall receive an amount equal to [***]% of such amount, but not more than the amounts that would be payable, pursuant to Sections 9.3 and 9.4 if the recovery on infringing sales, after reimbursing the Parties under Subsection 10.3(b)(ii)(A), were treated as Net Sales of a Shire ZF Product, and Shire shall receive any remaining portion of such recovery;

(C) If Sangamo is the enforcing Party against an Infringement in the Field, Sangamo shall receive [***]%, and Shire shall receive [***]%, of the remaining portion of such recovery;

(D) For any enforcement against an Infringement outside the Field of an issued patent in the [***] or [***], Sangamo shall receive [***]%[***]% [***].

(c) Other Infringement of Sangamo Patent Rights. If the Infringement of any Sangamo Patent Right does not fall within the category of Infringements covered by Subsection 10.3(b), Sangamo shall have the first right, but not the obligation, to take action to obtain a discontinuance of the Infringement or bring suit against the applicable Third Party Infringer under the applicable Sangamo Patent Rights within six months from the date of notice and to join Shire as a party plaintiff. Sangamo shall bear all the expenses of any suit brought by it claiming Infringement of any such Patent Rights. Shire shall cooperate with Sangamo in any such suit as reasonably requested by Sangamo and at Sangamo’s expense and shall have the right to consult with Sangamo and to participate in and, if appropriate, be represented by independent counsel in such litigation at its own expense. Sangamo shall not, without Shire’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Shire or admits the invalidity or unenforceability of any such Patent Rights, which consent shall not be unreasonably withheld. If Sangamo has not taken steps to obtain a discontinuance of infringement of such Patent Rights or filed suit against any such Third Party infringer of such Patent Rights within six months from the date of notice of Infringement, then upon Sangamo’s written consent (not to be unreasonably withheld), Shire shall have the right, but not the obligation, to bring suit under such Sangamo Patent Rights against such Third Party Infringer, provided, that Shire shall bear all the expenses of such suit. Sangamo shall cooperate with Shire in any such suit for infringement of such Patent Rights brought by Shire against a Third Party (including joining as a party plaintiff) at Shire’s expense, and shall have the right to consult with Shire and to participate in and be represented by independent counsel in such litigation at its own expense. Shire shall not, without Sangamo’s prior written consent, which consent shall not be unreasonably withheld, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Sangamo or admits the invalidity or unenforceability of any such Patent Rights. The enforcing Party under this Subsection 10.3(c) shall keep the other Party reasonably informed of all material developments in connection with any such suit.

(i) Any recoveries obtained by either Party as a result of any proceeding against a Third Party Infringer under this Subsection 10.3(b) shall be allocated as follows:

(A) Such recovery shall first be used to reimburse the enforcing Party for all out-of-pocket litigation costs in connection with such litigation paid by that Party, and then to reimburse out-of-pocket litigation costs paid by the other Party;

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(B) If Shire is the enforcing Party, with respect to any remaining portion of such recovery, Sangamo shall receive an amount equal to [***] of such amount, but not more than the amounts that would be payable, pursuant to Sections 9.3 and 9.4 if the recovery on infringing sales, after reimbursing the Parties under Subsection10.3(c)(i)(A), were treated as Net Sales of a Shire ZF Product, and Shire shall receive any remaining portion of such recovery;

(C) If Sangamo is the enforcing Party, Sangamo shall receive [***], and Shire shall receive [***], of the remaining portion of such recovery.

(ii) Third Party Rights. For the avoidance of doubt, with respect to any Sangamo Patent Right licensed to Sangamo by a Third Party, Shire’s rights under this Subsection 10.3(c) may be exercised in Sangamo’s name, provided that Shire’s rights under this Subsection 10.3(c) shall be subject to the rights of such Third Party to enforce such Sangamo Patent Right and to receive a portion of any recoveries obtained as a result of any proceeding against a Third Party Infringer under such Sangamo Patent Right.

(d) Other Infringement of Joint Patent Rights. With respect to any Third Party infringement of any Joint Patent Right, other than in the case of a Joint Patent Right subject to Subsection 10.3(b) above, each Party shall promptly notify the other Party of such infringement and the Parties shall meet as soon as reasonably practicable thereafter to discuss such infringement and determine an appropriate course of action. Unless the Parties agree to jointly address such infringement, if the infringement relates to ZF Compounds or ZF Products or their manufacture, delivery or use, Sangamo shall have the first right but not the obligation, and if the infringement does not relate to ZF Compounds or ZF Products, Shire shall have the first right but not the obligation, to bring an action against such Third Party infringer or otherwise address such alleged infringement within six months from the date of notice and to control such litigation or other means of addressing such infringement. If, after the expiration of the six month period (or, if earlier, the date upon which the Party with the first right provides written notice that it does not plan to bring suit), the Party with the first right has not obtained a discontinuance of infringement of such Joint Patent Right or filed suit against any such Third Party infringer of such Joint Patent Right, then the other Party shall have the right, but not the obligation, to bring suit against such Third Party infringer of such Joint Patent Right, provided, that such other Party shall bear all the expenses of such suit. In any suit under this Subsection 10.3(d), the non-enforcing Party shall cooperate with the enforcing Party, at the enforcing Party’s request and expense, in any such suit and shall have the right to consult with the enforcing Party and to participate in and be represented by independent counsel in such litigation at its own expense. Any recoveries obtained by either Party as a result of any such proceeding against a Third Party infringer shall be allocated as follows:

(i) Such recovery shall first be used to reimburse each Party for all litigation costs in connection with such litigation paid by that Party; and

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(ii) With respect to any remaining portion of such recovery, the enforcing Party shall receive an amount equal to [***] of such amount, and the other Party shall receive the remaining [***] of such amount, and if the Parties brought such proceeding jointly, such remaining portion shall be shared [***] to each Party.

10.4 Infringement and Third Party Licenses.

(a) Existing Third Party Licenses. Notwithstanding anything suggesting the contrary in this Section 10.4, Sangamo shall be solely responsible for all payments respecting Existing Third Party Licenses, except as provided in Sections 7.1(b)(vi), 9.4 and 9.5.

(b) Infringement of Third Party Patents; Course of Action. If the conduct of the Research Program or the development, manufacture or commercialization in the Field of any Shire ZF Compound or Shire ZF Product is alleged by a Third Party to infringe a Third Party’s patent or other intellectual property rights, the Party becoming aware of such allegation shall promptly notify the JSC (or, if after the Research Term, the other Party). If either Party believes that, based upon its review of a Third Party’s patent or patent application or other intellectual property rights (collectively, “Third Party IP Rights”), it is Necessary to Obtain a License under such Third Party IP Rights, such Party shall promptly notify the JSC (or, if after the Research Term, the other Party) of such determination. The JSC, or if after the Research Term, the Parties, shall promptly schedule and hold a meeting to discuss such Third Party IP Rights. “Necessary to Obtain a License” as used herein means, with respect to Third Party IP Rights, that [***] that such [***] (1) for which [***] pursuant to a Research Plan or (2) for which [***] The[***] shall make a determination whether it is [***] Such licensing negotiations shall be handled solely [***] unless, at the time that the JSC decided that it is [***] Shire had [***]

(c) Sangamo Rights. If the [***] that is the subject of a Research Plan that it is [***] and that it is [***] then Sangamo shall have the[***] For the avoidance of doubt, the[***] Such license shall not be [***] Such license, once obtained by Sangamo, shall be deemed [***] to the extent falling within [***] will be sublicensed to Shire only if: (i) Sangamo [***] (ii) Sangamo and Shire agree [***] and (iii) Shire provides Sangamo with [***] in which (1) Shire consents to [***] (2) Shire agrees to make [***] and (3) Shire acknowledges in writing that [***] Respecting all Third Party Licenses pursuant to which [***] shall have the right to [***]%[***] except that [***] (A) by more than [***]%[***] or (B)(i) if such [***] that is less than the [***] and (ii) if such [***] to an amount that is less than [***]%[***] Illustrative examples of the application of this Subsection 10.4(c) are set forth in [***] Such examples are provided solely for the purposes of clarifying the intended application of this Subsection 10.4(c). The Parties acknowledge that the hypothetical assumptions upon which such examples are based may not ever happen and should not be interpreted as reflecting any expectations of the Parties regarding such matters. For the avoidance of doubt, for any [***] pursuant to this Subsection 10.4(c), [***].

(d) Shire Rights.

(i) (a) If Sangamo fails to [***] within [***] appropriate time during the Research Term to[***] or (b) [***] Shire shall have the right[***] provided that Shire shall notify Sangamo [***] Shire shall provide Sangamo with a[***] If practical, such agreement shall [***].

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(ii) [***] shall [***] due under the terms of the [***] except that [***] shall be [***], provided that [***] under this Section 10.4 [***] (A) if such [***] Subsections 10.4(c) and 10.4(e)) on account of the event giving rise to such Milestone Payment and (B) if such [***].

(iii) Respecting all other Third Party IP Rights licensed by Shire pursuant to this Subsection 10.4(d), Shire shall have the right to[***]%[***] except that such [***] under this Section 10.4 [***] does not reduce [***] (A) by [***]%[***] or (B)(i) if such [***] (excluding those amounts payable by Shire to Sangamo [***] and (ii) if such payment is a [***] For the avoidance of doubt, for any non-royalty payments that Shire makes with respect to a Shire ZF Product under the terms of any license agreement with a Third Party entered into pursuant to this Subsection 10.4(d), other than [***] Shire shall have the right to [***].

(e) If Sangamo obtains during the Term a license from a Third Party, other than [***] that fall within the scope of the [***] then Sangamo shall notify Shire[***] Such license agreement shall be deemed [***] to the extent falling within the [***] only if: (i) Sangamo [***] to the extent applicable to the [***], (ii) if any [***] as a result of Sangamo’s [***] Sangamo and Shire agree in writing to an [***] with respect to the rights [***] and (iii) [***] in which (1) [***] consents to [***] such license agreement to the definition [***] (2) [***] agrees to [***] and (3) [***] acknowledges [***] shall have the right to [***]%[***], except that [***] (A) by [***], or (B)(i) if [***] and (ii) if [***] For the avoidance of doubt, for any [***] with respect to [***].

(f) For the avoidance of doubt, notwithstanding Subsections 10.4 (b), (c), and (d), either Party may [***] In addition, either Party may [***] which are useful, but which are [***] except that, [***] other than through the [***] In addition, [***] agrees that during the period from the Effective Date until [***] will not [***] other than in accordance with Subsection 10.4(d).

(g) Third Party Infringement Suit. If a Third Party sues a Party or any of such Party’s Affiliates or any Sublicensees (each Person so sued being referred to herein as a “Sued Party”), alleging that the conduct by either Party of the Research Program or the development, manufacture or commercialization of any Shire ZF Compound or Shire ZF Product related to a Shire Target in the Shire Exclusive Target Pool pursuant to this Agreement infringes or will infringe such Third Party’s intellectual property, then if the Sued Party is entitled to indemnification pursuant to Article 12 on account of such suit, then the terms and conditions of Article 12 and not this Subsection 10.4(g) shall apply to such suit. If the Sued Party is not entitled to indemnification pursuant to Article 12 on account of such suit, then this Subsection 10.4(g) shall apply to suit. Upon the Sued Party’s request and in connection with the Sued Party’s defense of any such Third Party infringement suit, the other Party shall provide reasonable assistance to the Sued Party for such defense, at the Sued Party’s expense. The Sued Party shall keep the other Party reasonably informed of all material developments in connection with any such suit and shall not, without the other Party’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

to the other Party. In the event that Shire is the Sued Party, Shire shall have the right to offset [***] of (i) all costs incurred by Shire in defending the suit, (ii) all damages awarded in the suit, and (iii) all payments made by Shire for the purposes of resolving the dispute against Milestone Payments and Royalty Payments due under this Agreement for the applicable Shire ZF Product, except that such offset shall be decreased (or eliminated) so that the combined effect of offsets under this Section 10.4 and royalty reductions under Subsection 9.4(iii) does not reduce any payment due to Sangamo for a particular Shire ZF Product (A) by more than [***] from the amount that would otherwise be owed to Sangamo without taking into account such offsets and royalty reductions, or (B)(i) if such payment is a Milestone Payment, to an amount that is less than the aggregate amounts due under all Third Party Licenses (excluding those amounts paid by Shire to Sangamo pursuant to Section 9.7 in accordance with Subsections 10.4(c) or 10.4(e)) on account of the event giving rise to such Milestone Payment and (ii) if such payment is a Royalty Payment, to an amount that is less than the aggregate amounts due under all Third Party Licenses (excluding those amounts paid by Shire to Sangamo pursuant to Section 9.7 in accordance with Subsections 10.4(c) or 10.4(e)) on account of the Net Sales giving rise to such Royalty Payment plus [***] of such Net Sales.

10.5 Declaratory Judgment Actions by Third Party.

(a) Shire’s Rights. If a Third Party brings a declaratory judgment suit against Shire with respect to [***], [***], Joint Patent Rights or any other Patent Rights owned or controlled by Shire, then Shire shall have the sole right, but not the obligation, to control the defense of such suit. Sangamo shall cooperate with Shire in any such suit as reasonably requested by Shire and at Shire’s expense. If the suit involves a [***], [***], or Joint Patent Right, then Sangamo also shall have the right to consult with Shire, and to participate in and be represented by independent counsel in such litigation at its own expense. Shire shall not, without Sangamo’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Sangamo or admits the invalidity or unenforceability of any Sangamo Patent Rights, Joint Patent Rights, or [***], which consent shall not be unreasonably withheld.

(b) Sangamo’s Rights. If a Third Party brings a declaratory judgment suit against Sangamo respecting the Sangamo Patent Rights or Joint Patent Rights, then Sangamo shall have the sole right, but not the obligation, to control the defense of such suit. Shire shall cooperate with Sangamo in any such suit as reasonably requested by Sangamo and at Sangamo’s expense, and Shire shall have the right to consult with Sangamo and to participate in and, if appropriate, be represented by independent counsel in such litigation at its own expense in the event the loss of such Patent Rights would adversely impact Shire’s ability to maximize Net Sales or impact market share of a Shire ZF Product. Sangamo shall not, without Shire’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Shire or admits the invalidity or unenforceability of any Sangamo Patent Rights, Joint Patent Rights, or [***], which consent shall not be unreasonably withheld.

(c) Other Rights. If a Third Party brings a declaratory judgment suit against Shire with respect to Sangamo Patent Rights that are not [***], then Sangamo shall have the first right, but not the obligation, to control the defense of such suit with respect to such Sangamo

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Patent Rights. If Sangamo exercises such right, then Shire shall cooperate with Sangamo in any such suit as reasonably requested by Sangamo and at Sangamo’s expense. Shire shall have the right to consult with Sangamo and to participate in and be represented by independent counsel in such litigation at its own expense. Sangamo shall not, without Shire’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Shire or admits the invalidity or unenforceability of any Sangamo Patent Rights, which consent shall not be unreasonably withheld. If Sangamo informs Shire that Sangamo does not intend to exercise its first right to control the defense of such suit, then Shire shall control the defense of such suit and Sangamo shall cooperate with Shire in any such suit as reasonably requested by Shire and at Shire’s expense. With respect to such Sangamo Patent Rights, Sangamo shall have the right to consult with Shire and to participate in and be represented by independent counsel in such litigation at its own expense. Shire shall not, without Sangamo’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Sangamo or admits the invalidity or unenforceability of any Sangamo Patent Rights, Joint Patent Rights or [***], which consent shall not be unreasonably withheld.

10.6 Interference, Opposition, Revocation and Declaratory Judgment Actions by Parties. If the Parties mutually determine that, based upon the review of a Third Party’s patent or patent application or other intellectual property rights and subject to applicable laws and regulations, it may be desirable in connection with a Shire ZF Compound or a Shire ZF Product to provoke or institute an interference, opposition, revocation or declaratory judgment action with respect thereto, then the Parties shall consult with one another and shall reasonably cooperate in connection with such an action. Unless otherwise agreed to by the Parties, if the Third Party patent or patent application covers a Shire Target or the making, using or selling in the Field of a Shire ZF Compound or Shire ZF Product, then in connection with an opposition, revocation or declaratory judgment action Shire may, at its discretion, control such action and select counsel for such action. Shire shall be responsible for, and shall bear, all the out-of-pocket expenses of any such action brought by Shire. If the Third Party patent or patent application is otherwise directed to the Sangamo Licensed Technology, Sangamo may, at its discretion, control such action and select counsel for such action. Sangamo shall be responsible for, and shall bear, all the out-of-pocket expenses of any such action brought by Sangamo. Unless otherwise agreed to by the Parties, in connection with an interference, the Party responsible for prosecuting the patent application involved in the interference may, at its discretion, control such action and select counsel for such action, and shall be responsible for and bear all the out-of-pocket expenses of, any such action. The prosecuting party shall consider in good faith, take into account and implement where possible the reasonable comments made by the non-prosecuting Party.

11	CONFIDENTIALITY

11.1 Confidentiality. During the Term and for [***] years thereafter, each Party shall maintain in confidence the Confidential Information of the other Party, shall not use or grant the use of the Confidential Information of the other Party except as expressly permitted under this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder), and shall not disclose the Confidential Information of the other Party except on a need-to-know basis to such Party’s directors, officers and employees, and to such Party’s

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

consultants working on such Party’s premises or Subcontractors, to the extent such disclosure is necessary in connection with such Party’s activities as expressly authorized by this Agreement. To the extent that disclosure to any person is authorized by this Agreement (including Subcontractors as described in Section 3.5), prior to disclosure, a Party shall obtain, or shall have obtained prior to the date of this Agreement, written agreement of such person to hold in confidence and not disclose, use or grant the use of the Confidential Information of the other Party except as expressly permitted under this Agreement. Each Party shall notify the other Party promptly upon discovery of any unauthorized use or disclosure of the other Party’s Confidential Information.

11.2 Terms of Agreement. Neither Party shall disclose any terms or conditions of this Agreement to any Third Party without the prior written consent of the other Party; provided, that a Party may disclose the terms or conditions of this Agreement, (a) on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such Party’s activities as expressly permitted by this Agreement, and (b) to a Third Party in connection with: (i) an equity investment in or by, or underwriting by, such Third Party, (ii) a merger, consolidation or similar transaction involving such Third Party, or (iii) the sale of all or substantially all of the assets of the Party to such Third Party; provided, further, that such Party shall make such disclosure only under appropriate conditions of confidentiality by the Third Party. Notwithstanding the foregoing, Sangamo may disclose the terms and conditions of this Agreement to the extent that such disclosure is required pursuant to the terms of any Third Party License, provided that the licensor of such Third Party License is bound by a confidentiality obligation reasonably acceptable to Shire. Shire acknowledges that the licensors of all Existing Third Party Licenses are bound by confidentiality obligations reasonably acceptable to Shire.

11.3 Permitted Disclosures. Notwithstanding Sections 11.1 and 11.2, each Party may disclose Confidential Information of the other Party to the extent required by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction, or in prosecuting or defending litigation; provided, that such Party shall provide advance written notice thereof (to the extent practicable) to the other Party, consult with the other Party with respect to such disclosure, use reasonable efforts to minimize the amount of information necessary to be disclosed and provide the other Party sufficient opportunity to object to any such disclosure or to request confidential treatment thereof. Notwithstanding Sections 11.1 and 11.2, Sangamo may disclose Confidential Information of Shire to the extent required by any Third Party License, provided that the licensor of such Third Party License is bound by a confidentiality obligation reasonably acceptable to Shire. Shire acknowledges that the licensors of all Existing Third Party Licenses are bound by confidentiality obligations reasonably acceptable to Shire. The Parties acknowledge that either or both Parties may be obligated to file a copy of this Agreement with the SEC or other government authorities. Each Party shall be entitled to make such a required filing subject to the provisions of this Section 11.3, provided that any request by the other Party to redact information is consistent with the legal requirements governing redaction of information from material agreements that must be publicly filed.

11.4 Confidentiality and Disclosure Agreement. The terms of the CDA, attached hereto as Schedule 11.4, are incorporated herein by reference. To the extent there are any conflicts between this Agreement and the CDA, this Agreement shall control.

11.5 Press Release and Publications. On or after the Effective Date, the Parties shall issue a joint press release relating to this Agreement in the mutually agreed upon form set forth in Schedule 11.5. Any other press release, public announcement, presentation or publication (including abstracts, posters, or other scientific publications) that Sangamo proposes to present or issue specifically regarding this Agreement or any of the activities performed hereunder or data arising therefrom, must be agreed upon by Shire in advance of its release, with at least [***] days notice by the disclosing Party prior to any submission for publication. Sangamo shall not be required to seek the permission of Shire to repeat any such information that has already been publicly disclosed by Sangamo in accordance with this Section 11.5, provided such information remains accurate as of such time. Notwithstanding the foregoing, Sangamo shall have the right to issue press releases without the prior consent of Shire, that disclose any information required by the rules and regulations of the United States Securities and Exchange Commission or similar federal, state or foreign authorities, as determined in good faith by independent legal counsel to the disclosing Party, subject to Section 11.3 and provided that Sangamo shall use reasonable efforts to give Shire prior notice of the content and timing of such press release. Shire shall provide Sangamo with notice of any intent to terminate this Agreement, whether in its entirety or with respect to a Shire Target, prior to issuing a press release about such intent.

12	INDEMNIFICATION

12.1 Sangamo. Sangamo shall indemnify, defend and hold harmless Shire and its Affiliates and Sublicensees, and each of its respective directors, officers, employees and agents (collectively “Shire Indemnified Party”), from and against all losses, liabilities, damages and expenses, including reasonable attorneys’ fees and costs (collectively, “Liabilities”), to the extent resulting from any claims, demands, actions or other proceedings by any Third Party arising out of (a) the material breach of any representation, warranty or covenant by Sangamo under this Agreement; (b) the practice by Sangamo of the licenses granted by Shire, (c) the development, clinical testing, manufacture, use, handling, storage, distribution, marketing, promotion or sale of any ZF Compound or ZF Product by Sangamo, its Affiliates or licensees, as licensed and/or granted to Sangamo pursuant to Sections 3.10 and 14.5 (including any such Liabilities arising out of or alleged to arise out of any ZF Compound or ZF Product manufactured, sold or distributed by or for Sangamo, its Affiliates or licensees or any violation of law by Sangamo, its Affiliates or licensees); (d) the recklessness, negligence or intentional misconduct of any Sangamo Indemnified Party or licensees; (e) the practice by Sangamo, its Affiliates or licensees of the Sangamo Licensed Technology, and (f) the breach by Sangamo of any Third Party license (other than such breach caused directly by the act or omission of Shire); except, in each case ((a), (b), (c) (d), (e) and (f)), to the extent (i) caused by the gross negligence or intentional misconduct of any Shire Indemnified Party or a breach by Shire of any of its representations, warranties or covenants set forth in this Agreement or (ii) associated with any claim of patent infringement of Third Party intellectual property rights based on activity conducted by Sangamo at the JSC’s direction, notwithstanding Sangamo’s objection to conducting such activity based on intellectual property concerns, as a result of Shire’s exercise of its final decision making authority.

12.2 Shire. Shire shall indemnify, defend and hold harmless Sangamo and its Affiliates, and each of its respective directors, officers, employees and agents (collectively “Sangamo Indemnified Party”), from and against all Liabilities to the extent resulting from any claims, demands, actions or other proceedings by any Third Party arising out of (a) the material

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

breach of any representation, warranty or covenant by Shire under this Agreement; (b) the practice of the licenses granted by Sangamo or the development, clinical testing, manufacture, use, handling, storage, distribution, marketing, promotion or sale of Shire ZF Compounds, Shire [***] or Shire ZF Products by Shire, its Affiliates or Sublicensees (including any such Liabilities arising out or alleged to arise out of any Shire ZF Product manufactured, sold or distributed by or for Shire, its Affiliates or Sublicensees or any violation of law by Shire, its Affiliates or Sublicensees); (c) any claim of infringement or misappropriation of Third Party intellectual property rights with respect to performance of the Research Program in accordance with a Research Plan that was approved as a result of Shire’s exercise of its final decision-making authority; or (d) the recklessness, negligence or intentional misconduct of any Shire Indemnified Party; except, in each case ((a), (b), (c) and (d), to the extent caused by the gross negligence or intentional misconduct of any Sangamo Indemnified Party or a breach by Sangamo of any of its representations, warranties or covenants set forth in this Agreement.

12.3 Procedure. If a Party (the “Indemnitee”) intends to claim indemnification under this Article 12, it shall promptly notify the other Party (the “Indemnitor”) in writing of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel of its choice, which counsel shall be reasonably acceptable to the Indemnitee; provided that an Indemnitee shall have the right to retain its own counsel at its expense. Further, the obligations of this Article 12 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned, or delayed. The Indemnitor shall not settle any claim, demand, action or other proceeding without the prior written consent of the Indemnified Party, not to be unreasonably withheld, conditioned or delayed, unless the settlement involves only the payment of money. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve the Indemnitor of any obligation to the Indemnitee under this Article 12. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Article 12.

13	INSURANCE

13.1 Insurance.

(a) Shire. During the Research Term (and for a tail period of five years thereafter) and for so long as Shire develops or sells Shire ZF Products anywhere in the world (and for a tail period of five years thereafter), Shire shall, at its expense, maintain (i) comprehensive General Liability insurance covering death and bodily injury and property damage, in a combined single limit of not less than [***], which policy shall include coverage for products liability and blanket contractual liability applicable to this Agreement; and (ii) Workers’ Compensation insurance including Employers Liability limit of not less than $500,000 per accident or disease. All of the insurance policies required under this Subsection 13.1(a) shall be underwritten by insurers having a A.M. Best’s Rating of A-VII or higher.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(b) Sangamo. During the Research Term and for a tail period of five years thereafter, Sangamo shall, at is expense, maintain commercial general liability insurance with reputable and financially secure insurance carriers to cover its indemnification obligations under Section 12.1 with limits of not less than [***] per occurrence and in the aggregate. All of the insurance policies required under this Subsection 13.1(b) shall be underwritten by insurers having a A.M. Best’s Rating of A-VII or higher.

13.2 Certificates of Insurance. At the request of a Party, the other Party shall furnish proof of all insurance coverages outlined in this Article 13 in the form of insurance certificates reasonably acceptable to the other Party. Each Party shall provide the other Party with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance or self-insurance which materially adversely affect the rights of the other Party hereunder.

14	TERM; TERMINATION; EFFECTS OF TERMINATION

14.1 Term. Unless earlier terminated as provided herein, the term of this Agreement shall commence on the Effective Date and shall continue until such time as all payment obligations with respect to all Shire ZF Products expire (the “Term”).

14.2 Termination for Breach. Failure by a Party to comply with any of its material obligations contained herein shall entitle the Party not in default to give to the Party in default notice specifying the nature of the default, requiring it to make good or otherwise cure such default, and stating its intention to terminate if such default is not cured. If such default is not cured within 90 days after the receipt of such notice (or within thirty (30) days after the receipt of such notice in the event such default is solely based upon a Party’s failure to pay any amounts due hereunder), the Party not in default shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement in whole or in part as appropriate; provided, that any right to terminate under this Section 14.2 shall be stayed in the event that, during such cure period, the Party alleged to have been in default shall have initiated dispute resolution in good faith in accordance with Section 15.2 with respect to the alleged default, which stay shall last so long as the initiating Party diligently and in good faith cooperates in the prompt resolution of such dispute resolution proceedings. [***].

14.3 Termination for Insolvency. This Agreement may be terminated by either Party upon notice to the other should the other Party: (a) consent to the appointment of a receiver or a general assignment for the benefit of creditors or (b) file or consent to the filing of a petition under any bankruptcy or insolvency law or have any such petition filed against it which has not been stayed within 60 days of such filing.

14.4 Termination by Shire. In addition to the termination provisions set forth in Section 3.10, beginning 24 months from the Effective Date, Shire may terminate this Agreement in whole or in part on a Target-by-Target basis, effective upon at least ninety (90) days prior written notice, provided that any termination of a Shire Target (and not the entire Agreement) during Sangamo’s conduct of the Research Plan for such Shire Target shall be deemed a Shire Unilateral Target Termination under Section 3.10 and shall be subject to the terms thereof.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

14.5 Effect of Expiration or Termination.

(a) By Sangamo under Sections 14.2 or 14.3 or by Shire under Section 14.4. If this Agreement is terminated by Sangamo (in its entirety or with respect to one or more Shire Targets) under Sections 14.2 or 14.3, or if this Agreement is terminated by Shire in its entirety or with respect to one or more Shire Targets under Section 14.4, in addition to any remedy available at law, then:

(i) Upon termination of this Agreement, whether in its entirety or for one or more Shire Targets, all licenses and obligations with respect to the applicable Terminated Target(s), including all ZF Compounds and ZF Products directed to or developed with respect to such Terminated Target(s), shall terminate;

(ii) All Terminated Targets shall be removed from the Shire Exclusive Target Pool and shall no longer be Shire Targets;

(iii) Upon receipt of notice of termination, the provisions of Subsection 3.10(c) (including without limitation Subsection 3.10(c)(iv)) shall apply as to all Terminated Target(s);

(iv) Shire shall assign to Sangamo any IND/CTA previously assigned by Sangamo to Shire;

(v) To the extent requested by Sangamo, respecting any Shire ZF Product related to each such Terminated Target for which Shire has obtained Marketing Approval and respecting all Shire ZF Products related to each such Terminated Target for which Shire has conducted clinical development but not obtained Marketing Approval (other than Shire ZF Products whose clinical development Shire terminated for safety reasons) (“Terminated Products”), the Parties shall negotiate, in good faith, an agreement on commercially reasonable terms, which terms shall include, [***].

(A) Assignment by Shire to Sangamo of all Marketing Approvals and other regulatory filings in respect of the Terminated Products;

(B) Grant by Shire to Sangamo of a worldwide right and license, with the right to sublicense through multiple tiers in any country, such grant to sublicense only in conjunction with a sub-license or assignment of the applicable Terminated Product(s), under all intellectual property rights Controlled by Shire and its Affiliates at the time of notice of termination that are necessary to develop, manufacture, sell, offer to sell, import and otherwise commercialize such Terminated Product(s) as they exist at the time of notice of termination (such intellectual property, the “Shire Licensed IP”), provided that such agreement shall include, if the license is non-exclusive, a covenant by Shire not to practice or license such licensed intellectual property within the scope of the license granted to Sangamo. Notwithstanding anything to the contrary in this Agreement, if Shire or its Affiliates is protecting any Know-How within such intellectual property rights as a trade secret, then Shire shall not be required to [***], provided that [***] agrees, as part of the terms of such agreement, to conduct or have conducted those activities necessary [***] By way of example, if [***] the terms shall include [***] Such negotiation shall take into consideration,[***] or if Shire made [***] and if

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Sangamo has requested a [***] the amounts of such payments, to the extent applicable to the [***] that Shire was entitled to [***] In addition, for the avoidance of doubt, [***] shall not have the right to any [***] after the notice of termination; provided, however, that the Shire Licensed IP will include [***].

(C) In the event that the Parties are unable to agree upon a commercially reasonable terms within [***] days of Sangamo’s election, then the Parties shall submit the determination of [***] to an independent arbitrator agreed upon by Parties who has significant relevant experience in the [***] If the Parties do not agree on an arbitrator within [***] days after the termination of the [***] day period immediately following Sangamo’s election, then either Party may request that JAMS appoint an arbitrator with such experience on behalf of the Parties in accordance with JAMS’ Comprehensive Arbitration Rules & Procedures then in effect, except that the Parties expressly agree that any arbitration pursuant to this Subsection 14.5(a)(v)(C) shall be [***] The date on which such arbitrator is selected or appointed will be the “Section 14.5 Arbitration Commencement Date”. The arbitration shall be conducted under the JAMS Rules, to the extent consistent with this Subsection 14.5(a)(v)(C). Within [***] business days after the Section 14.5 Arbitration Commencement Date, each Party will prepare and deliver to both the arbitrator and the other Party its proposed terms for the license or acquisition of the applicable data and/or intellectual property rights (the “Section 14.5 Proposal”), along with a memorandum (the “Section 14.5 Support Memorandum”) in support thereof; provided that unless the Parties agree otherwise in writing in advance, neither Section 14.5 Proposal may include an upfront payment from Sangamo to Shire. The arbitrator will also be provided with a copy of this Agreement. Within [***] business days after receipt of the other Party’s Section 14.5 Support Memorandum, each Party may submit to the arbitrator (with a copy to the other Party) a rebuttal to the other Party’s Section 14.5 Support Memorandum. Neither Party may have communications (either written or oral) with the arbitrator other than for the sole purpose of engaging the arbitrator or as expressly permitted in this Subsection 14.5(a)(v)(C) or as directed by the arbitrator. Within [***] days after the Section 14.5 Arbitration Commencement Date, the arbitrator will select from the two Section 14.5 Proposals provided by the Parties the Section 14.5 Proposal that he or she believes most accurately reflects [***] provided that, for the avoidance of doubt, in no circumstance will [***] except for [***] The decision of the arbitrator shall be final and unappealable. Within [***] days of receiving the arbitrator’s decision, Sangamo shall notify Shire of its acceptance or rejection of the selected Proposal, [***] Upon Sangamo’s acceptance of the selected Section 14.5 Proposal, the [***] Upon rejection of the selected Section 14.5 Proposal, [***] The arbitrator’s fees and expenses will be shared equally by the Parties. Each Party shall otherwise bear its own costs.

(vi) At Sangamo’s request, Shire shall assign to Sangamo all right, title and interest in and to the trademarks then used by Shire in connection with the commercialization of Terminated Products (excluding any such trademarks that include, in whole or part, any corporate name or logo of Shire or its Affiliate or Sublicensee), provided that Sangamo [***].

(vii) Shire shall, at Sangamo’s expense, provide reasonable consultation and assistance for a period of no more than one hundred eighty (180) days for the purpose of transferring or transitioning to Sangamo all Know-How in the Shire Licensed IP not already in Sangamo’s possession and, at Sangamo’s request, all then-existing commercial arrangements

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

relating specifically to Terminated Products that Shire is able, using reasonable commercial efforts, to transfer or transition to Sangamo, in each case, to the extent reasonably necessary or useful for Sangamo to commence or continue developing, manufacturing, or commercializing Terminated Products. The foregoing shall include, without limitation, transferring, upon request of Sangamo, any agreements with Third Party suppliers or vendors that specifically cover the supply or sale of Terminated Products. If any such contract between Shire and a Third Party is not assignable to Sangamo (whether by such contract’s terms or because such contract does not relate specifically to Terminated Products) but is otherwise reasonably necessary or useful for Sangamo to commence or continue developing, manufacturing, or commercializing Terminated Products or if Shire manufactures the Terminated Product itself (and thus there is no contract to assign), then Shire shall reasonably cooperate with Sangamo to negotiate for the continuation of such license and/or supply from such entity, and Shire shall supply such Terminated Product, as applicable, to Sangamo, for a reasonable period (not to exceed twelve (12) months) until Sangamo establishes an alternative, validated source of supply for the Terminated Products. Sangamo shall pay Shire for such supply an amount equal to Shire’s cost of supplying, without markup.

(viii) Sangamo shall have the right to purchase from Shire any or all of the inventory of Terminated Products held by Shire as of the date of termination (that are not committed to be supplied to any Third Party or Sublicensee, in the ordinary course of business, as of the date of termination) at a price equal to Shire’s actual cost to acquire or manufacture such inventory. Sangamo shall notify Shire within sixty (60) days after the date of termination whether Sangamo elects to exercise such right.

(ix) The rights and obligations of the Parties with respect to all Shire Targets (if any) other than any such Terminated Target shall remain in full force and effect.

(b) Alternative to Termination by Shire under Section 14.2 or 14.3.

(i) If Shire has the right to terminate this Agreement with respect to one or more Shire Targets pursuant to Section 14.2 or 14.3, on account of a Sangamo’s material breach, then in addition to any remedies available at law, Shire may by notice to Sangamo keep the Agreement in effect but (1) if such material breach was not a Fundamental Sangamo Breach, reduce the Milestone Payments due to Sangamo in respect of such one or more Terminated Targets by [***] and reduce the future Earned Royalties with respect to such Terminated Target by [***] of the amount specified in Article 9 or (2) if such material breach was a Fundamental Sangamo Breach, reduce the Milestone Payments due to Sangamo in respect of such one or more Terminated Targets by [***] and reduce the future Earned Royalties with respect to such Terminated Target by [***] of the amount specified in Article 9. Such reductions shall be credited against any award obtained by Shire on account of such material breach, whether or not such material breach was a Fundamental Sangamo Breach.

(ii) For the purpose of this Subsection 14.5(b), “Fundamental Sangamo Breach” means a material breach in the performance of Sangamo’s obligations under Subsections 7.1(a), 7.3(a), 8.2, 10.1(b), and 10.3(b) of this Agreement that fundamentally frustrates the objectives or transactions contemplated by this Agreement.

***	CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(iii) The rights and obligations of the Parties with respect to all Shire Targets (if any) other than any such Terminated Target shall remain in full force and effect.

(c) Survival of Certain Obligations. Expiration or termination of this Agreement shall not relieve the Parties of any obligation that accrued before such expiration or termination. In addition to all other provisions contained in this Agreement that by their terms survive expiration or termination of this Agreement, the following provisions also shall survive expiration or termination of this Agreement: Article 1, Sections 3.7(c), 3.8, 3.10(c), 8.3, 9.9-9.13, 10.1(a) (excluding the proviso in the first sentence), 11.1, 11.2 and 11.3, Article 12, Article 13, Section 14.5, and Article 15.

15	MISCELLANEOUS

15.1 Governing Law. This Agreement shall be governed by the laws of Delaware without regard to its choice of law principles, provided, that the United Nations Convention on Contracts for the International Sale of Goods shall not apply.

15.2 Dispute Resolution. Matters within the authority of the JSC shall be resolved as provided in Section 4.4. For matters outside the authority of the JSC:

(a) Notice of Dispute. The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement that relates to either Party’s rights and/or obligations hereunder. In the event of any dispute between the Parties with respect to any matter relating to this Agreement, one Party may provide the other Party with a notice of dispute.

(b) Upon a Party’s receipt of a notice of dispute, the Parties shall first use their good faith efforts to resolve such dispute among themselves without resorting to Executive Resolution.

(c) Executive Resolution. In the event that such dispute is not resolved within thirty (30) days of providing a notice of dispute, the dispute shall be taken to the Chief Executive Officer or an Executive Vice President of Sangamo and a Senior Vice President of Shire for resolution. If these individuals are unable to resolve the dispute within thirty (30) days of the request for such meeting, then the Parties shall be free to pursue any avenue available to them under law or equity to resolve the dispute.

15.3 Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by either Party without the prior express written consent of the other, which consent shall not be withheld unreasonably; provided, that either Party may assign or delegate any right or obligation hereunder, in whole or in part, to any of its Affiliates so long as such entity remains an Affiliate; provided, however, that the assigning Party shall remain liable for its obligations hereunder to the extent not fulfilled by assignee. Either Party may assign this Agreement in its entirety to a successor in interest in connection with a Change of Control of such Party. Sections 4.6 and 7.3 shall be applicable upon a Change of Control of Sangamo. Any permitted assignee shall assume all obligations of its assignor under this Agreement, and any permitted assignment shall be binding on the successors of the assigning Party. Any purported assignment in violation of this Section 15.3 shall be void.

Notwithstanding the foregoing, Sangamo shall not assign or delegate any right or obligation in full or in part to an Affiliate incorporated in Switzerland without Shire’s prior written consent, which Shire shall not unreasonably withhold, other than in connection with a Change of Control. For the avoidance of doubt, a disadvantageous tax implication for Shire constitutes a reasonable reason to withhold consent.

15.4 Independent Contractors. The relationship of the Parties hereto is that of independent contractors. Neither Party hereto shall be deemed to be the agent, partner or joint venturer of the other for any purpose as a result of this Agreement or the transactions contemplated thereby.

15.5 Further Actions. Each Party agrees to execute, acknowledge and deliver such further documents and instruments and to perform all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.6 Notices. All requests and notices required or permitted to be given to the Parties hereto shall be given in writing, shall expressly reference the section(s) of this Agreement to which they pertain, and shall be delivered to the other Party by mail, any commercial delivery service or by facsimile transmission, in all cases with confirmation of receipt and with delivery to be effective on receipt, at the appropriate address as set forth below or to such other addresses as may be designated in writing by the Parties from time-to-time during the Term.

If to Shire:

Shire AG

Batiment 1

Business Park Terre Bonne

Chemin de Terre Bonne

Eysins 1262

Vaud

Switzerland

Att: Legal Department

Fax: 44 1256 894710

Copy to:

Shire Human Genetic Therapies, Inc.

300 Shire Way

Lexington, MA 02421

Att: Legal Department

Fax: 781-482-2918

If to Sangamo:

Sangamo BioSciences, Inc.

Point Richmond Tech Center II

501 Canal Boulevard, Suite A100

Richmond, California 94804

Att: Chief Executive Officer

Fax: 510-236-8951

Copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Att: Marya A. Postner, Esq.

Fax: 650-849-7400

15.7 Force Majeure. Nonperformance of a Party (other than for the payment of money) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, terrorist acts, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming Party; provided, that the nonperforming Party shall use Commercially Reasonable Efforts to resume performance as soon as reasonably practicable.

15.8 No Consequential Damages. IN NO EVENT SHALL A PARTY BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 15.8 IS INTENDED TO LIMIT OR RESTRICT THE DAMAGES AVAILABLE FOR A BREACH OF ARTICLE 11 OR THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER ARTICLE 12 ABOVE.

15.9 Complete Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof, and all prior representations, understandings and agreements regarding the subject matter hereof, either written or oral, expressed or implied, are superseded and shall be of no effect. The foregoing shall not be interpreted as a waiver of any remedies available to either Party as a result of any breach, prior to the Effective Date, by the other Party of its obligations pursuant to the CDA.

15.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same agreement.

15.11 Headings. The captions to the several sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

15.12 Construction. This Agreement was negotiated and executed in English, and the original language version shall be controlling; all communications and notices hereunder shall be in English. The Parties acknowledge that they have both had the opportunity to negotiate regarding any issues in connection with this Agreement that were of concern to them and, therefore, expressly waive the benefit of any presumption that ambiguities should be construed in favor of or against either Party. Except where the context otherwise requires, the use of any gender herein shall be deemed to be or include the other genders, the use of the singular shall be deemed to include the plural (and vice versa) and the word “or” is used in the inclusive sense. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include the Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to sections or Exhibits shall be construed to refer to sections or Exhibits of this Agreement.

15.13 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

15.14 Waiver. No provision of the Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either of the Parties of any breach of any provision hereof by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

15.15 Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement shall be construed as if such clause or portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable law.

[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

SANGAMO BIOSCIENCES, INC.

By:	/s/ Edward O. Lanphier II

Name:	Edward O. Lanphier II

Title:	President and Chief Executive Officer

SHIRE AG

By:	/s/ Ross Murdoch

Name:	Ross Murdoch

Title:	SAG Director